Exhibit E

Lima, August 3rd 2012

OFICIO Nº 001 -2012-EF/42.01

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

In my capacity as General Counsel of the Ministry of Economy and Finance of the Republic of Peru (the “Republic” or “Peru”) and in connection with the Registration Statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed on August 3rd, 2012 with the Securities and Exchange Commission (the “Registration Statement”), pursuant to which the Republic proposes to issue and sell from time to time up to US$4,500,000,000 of its debt securities (the “Debt Securities”), warrants to purchase Debt Securities (the “Warrants”), or units (the “Units”), I have reviewed the following documents:

(i)	the Registration Statement;

(ii)	an executed copy of the Fiscal Agency Agreement, dated as of February 6, 2003, between the Republic and JPMorgan Chase Bank, as Fiscal Agent, Principal Paying Agent and Registrar (the “Fiscal Agency Agreement”);

(iii)	an executed copy of Amendment No. 1 to the Fiscal Agency Agreement (“Amendment No. 1”), dated November 21, 2003;

(iv)	an executed copy of Amendment No. 2 to the Fiscal Agency Agreement, dated October 14, 2004;

(v)	the forms of the Debt Securities included as an exhibit to the Fiscal Agency Agreement and Amendment No. 1;

(vi)	the form of the underwriting agreement included as exhibit A of the Registration Statement under Schedule B (File No. 333-110394);

(vii)	all relevant provisions of the Constitution of the Republic and all relevant laws and orders of Peru including but not limited to the following (copies and translations of which are attached as exhibits hereto):

1.	the Politic Constitution of the Republic of Peru of 1993, in particular Article 75;

2.	the General Indebtedness Law, Law No. 28563, and relevant amendments thereto; and

3.	the Annual Indebtedness Law of the Public Sector for the Fiscal Year 2012, Law No. 29627;

4.	Law No. 29855; Amendment to Article 4°of the Annual Indebtedness Law of the Public Sector for the Fiscal Year 2012 Law29627

(viii)	all such other documents, instruments and rules as I have deemed to be necessary as a basis for the opinion hereinafter expressed.

It is my opinion that under and with respect to the present laws of Peru, the Debt Securities, the Warrants and the Units, when executed and delivered by Peru and authenticated pursuant to the Fiscal Agency Agreement, as amended, the warrant agreements or the unit agreements, as the case may be, and delivered to and paid for by the purchasers as contemplated by the Registration Statement, such Debt Securities, such Warrants and such Units will constitute valid and legally binding obligations of Peru, in accordance with their own terms; provided that each specific issue of Debt Securities or Units to be made by Peru will require the prior promulgation of a Supreme Decree issued by the President and the Economy and Finance Minister in accordance with the law listed in subparagraph (vii)(2).

I hereby consent to the filing of this opinion with the Registration Statement and the use of the name of the General Counsel of the Ministry of Economy and Finance of Peru, under the caption “Validity of the Securities” in the prospectus constituting a part of the Registration Statement and in any prospectus supplement relating thereto. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Alfonso Garcés Manyari
Alfonso Garcés Manyari

General Counsel of the Ministry of Economy and Finance of Peru

POLITICAL CONSTITUTION OF PERU

(…)

TITLE III

ECONOMIC REGIME

CHAPTER I

GENERAL PRINCIPLES

Article 58: Private initiate is free. It is exercised within a market economy. Under this regime, the State guides the development of the country, and acts mainly in the areas for the promotion of employment, health, education. security, public services and infrastructure.

Article 59: The State encourages the creation of wealth and guarantees freedom of work and freedom of company, trade and industry. The exercise of these freedoms must not be damaging to morality, health or public safety. The State provides opportunities for improvement to any sectors suffering from inequality; thus, it promotes small enterprise in all its modalities.

Article 60: The State recognizes economic plurality. The national economy is sustained by the coexistence of different types of ownership and enterprise.

Only authorized by express law, the State may perform on a subsidiary basis direct or indirect business activities for reasons of great public interest or manifest national convenience. Business activity, whether public or not, receives the same legal treatment.

Article 61: The State facilitates and invigilates free competition. It combats any practice limiting this and the abuse of dominant or monopolistic positions. No law or agreement may authorize or establish monopolies.

The press, radio, television and other means of expression and social communication, and generally, companies, goods and services connected with the freedom of expression and communication may not be the object of exclusiveness, monopoly, or hoarding, whether directly or indirectly, by the State or private individuals.

Article 62: Freedom to contract guarantees that the parties may enter into valid agreements according to the regulations in force at the time of the contract. Contractual terms may not be altered by laws or other provisions of any kind. Disputes arising from the contractual relationships may only be resolved by arbitration or in the courts, under the protection mechanisms set forth in the contract or contemplated by law.

By contract or law, the State may establish guarantees and grant securities. These may not be legally modified without prejudice to the protection referred to in the preceding paragraph.

Article 63: National and foreign investment are subject to the same conditions. The production of goods and services and foreign trade are free. If another country or countries adopt(s) protectionist or discriminatory measures damaging to the national interest, the State may in defense thereof, adopt similar measures.

In any contract entered into by the State and public law persons with domiciled foreigners must be recorded their subjection to the laws and jurisdictional organs of the Republic and their waiver of any diplomatic claims. Contracts of a financial nature may be exempted from national jurisdiction.

The State and other public law persons may submit controversies deriving from the contractual relationship to tribunals constituted pursuant to existing treaties. They may also submit them to national or international arbitration, or as established by law.

Article 64: The State guarantees the free holding and disposal of foreign currency.

Article 65: The State defends the interests consumers and users. For such effect, it guarantees the right to information on the goods and services at its disposal in the market. It also oversees in particular the health and security of the people.

CHAPTER II

ENVIRONMENT AND NATURAL RESOURCES

Article 66: Natural resources, both renewable and non-renewable, are the property of the Nation. The State is sovereign as to their use.

The conditions for their use and granting to private individuals are determined by organic law. Any such concession grants to the holder a real right, subject to the said legal regulation.

Article 67: The State determines national environment policy. It promotes the sustainable use of its natural resources.

Article 68: The State is obligated to promote the conservation of biological diversity and the natural areas protected.

Article 69: The State promoted the sustainable development of the Amazon region with appropriate legislation.

CHAPTER III

OWNERSHIP

Article 70: The right of ownership is inviolable. The State guarantees this. It is exercised in harmony with the common good and within the limits of the law. No one may be deprived of his or her property except exclusively for reasons of national security or public need, declared by law, and after the payment in cash of fair indemnification including compensation for any possible prejudice. Action may be brought before the Judiciary in order to contest the property value set by the State in the expropriation procedure.

Article 71: With respect to property, foreigners, whether natural persons or legal entities, have the same rights as Peruvians, without in any case, being able to claim exceptions or diplomatic protection.

However, within fifty kilometers of the national boundaries, foreigners may not acquire or possess under any title whatsoever, mines, land, woods, waters, fuel or energy sources, either directly or indirectly, individually or in company, under penalty of losing, to the State, the right thus acquired. Excepted is the case of public necessity expressly declared in a supreme decree approved by the Council of Ministers pursuant to law.

Article 72: The law may, only by reasons of national security, temporally establish specific restrictions and prohibitions for the acquisition, possession, exploitation and transfer of given property.

Article 73: Property in the public domain is unalienable and imprescriptible. Property of public use may be granted to private individuals in accordance with the law for its economic use.

CHAPTER IV

TAX AND BUDGET REGIME

Article 74: Taxes are created, amended or repealed, or exemptions are established, exclusively by law or legislative decree in the event of the delegation of powers, except for tariffs and rates, which are regulated by supreme decree.

Local governments may create, amend or repeal contributions and rates, or make exemptions, within their jurisdictions with the limits established by law.

The State, when exercising its taxation powers, must respect the legal reserves principles, the principles of equality and respect for the fundamental rights of the person. No tax may have a confiscatory effect.

Emergency decrees may not contain tax matters. The laws concerning annual taxes govern as from January first of the year following their promulgation. Budget laws may not contain regulations on tax matters.

Tax regulations passed in violation of the provisions hereof shall not be of effect.

Article 75: The State only guarantees the payment of the public debt entered into by constitutional governments in accordance with the Constitution and the law.

The State’s domestic and foreign debt operations must be approved according to the law.

Municipalities may enter into credit operations charged to their own resources arid property without requiring legal authorization.

Article 76: Works and the acquisition of supplies with the use of public funds and resources must be obligatorily executed by contract and public bidding, as must also the acquisition or alienation of property.

The contracting of services and projects whose importance and worth indicated by the Budget Law shall be public contest. The law establishes the procedure, exceptions and the respective responsibilities.

Article 77: The State’s economic and financial management is governed by the budget annually approved by Congress. The structure of the public sector budget contains two sections: central government and decentralized bodies.

The budget assign public resources on a fair basis. Their programming and execution respond to the criteria of efficiency, basic social needs and decentralization.

Each respective area, pursuant to law, will receive a fair share of the income tax received through the exploitation of natural resources, as its canon.

Article 78: The President of the Republic sends to Congress the Budget Law draft within a period ending on August 30, each year.

On the same date, he also sends the debt and financial equilibrium bills.

The budget draft must be truly in balance.

Loans form the Central Reserve Bank or Banco de la Nación are not accounted as fiscal income.

Permanent expenditure may not be covered by loans.

The budget may not be approved without an entry for servicing the public debt.

Article 79: The representatives to Congress are not entitled to create or increase public expenditure, except with reference to their budget.

The Congress may not approve tributes with predetermined purposes, except at the request of the Executive Power.

In all other cases, the tax laws referring to benefits or exemptions required the prior report of the Ministry for the Economy and Finance.

Only by an express law, approved by two thirds of the members of Congress, may special taxation treatment for a given area of the country be selectable and temporarily established.

Article 80: The Minister for the Economy and Finance submits the claim to the Congress in Plenary. Each Minister shall defend the expenses for his sector. The President of the Supreme Court, the Attorney General and the President of the National Elections Board shall defend the corresponding demands of each institution.

If the original signed Budget Law is not sent to the Executive by November thirtieth, the Draft of the Executive Power will come into force, same which is promulgated by Legislative Decree.

Supplementary credits, payments and entry transfers shall be processed through Congress as determined by the Budget Law. During the recess of Parliament they will be processed by the Permanent Commission. In order to them be approved, they require the votes of three fifths of the legal number of members.

Article 81: The General Account of the Republic, accompanied by the Comptroller General’s Office Audit Report is sent by the President of the Republic to the Congress within a period terminating at the latest on November fifteenth of the year following the execution of the budget.

The General Account is examined and determined by a review commission within the ninety days following its submission. Congress shall issue its verdict within thirty days. If Congress does not issue a verdict within the period indicated, the report of the Review Commission shall be sent to the Executive Power so that the Executive Power may promulgate a legislative decree containing the General Account.

Article 82: The Comptroller General’s Office of the Republic is a public law decentralized entity with autonomy pursuant to its organic law. It is the senior organ of the National Control System. It supervises the legality of the execution of the State Budget, public debt operations and the acts of institutions subject to control.

The Comptroller General is appointed by Congress on the proposal of the Executive for seven years. He may be removed by Congress for serious offense.

CHAPTER V

CURRENCY AND BANKING

Article 83: The law determines the monetary system of the Republic. The issue of bills and coins is the exclusive power of the State. This is exercised through the Central Reserve Bank of Peru.

Article 84: The Central Bank is a public law artificial person. It is autonomous within the framework of its Organic Law.

The purpose of the Central Bank is to preserve monetary stability. Its functions are: to regulate the currency and credit in the financial system, manage the international reserves under its charge, and the other functions indicated by its organic law.

The Bank informs the country, with exactitude and periodically, regarding the state of the national finances under the responsibility of its Board.

The Bank is prohibited from granting financing to the Treasury, except for the purchase in the secondary market of securities issued by the Public Treasury, within the limits indicated by its Organic Law.

Article 85: The Bank may carry out operations and make credit agreements in order to cover temporary imbalances in the position of international reserves.

It requires authorization by law when the amount of such operations or agreements exceeds the limit indicated by the Public Sector Budget with the obligation to report to Congress.

Article 86: The Bank is governed by a Board of seven members. The Executive Power appoints four, among them the Chairman. Congress ratifies the Chairman and appoints the other three, with an absolute majority of the legal number of its members.

All Bank members are appointed for the constitutional period corresponding to the President of the Republic. They do not represent any particular entity or private interest. Congress may remove them for serious offenses. In the event of a removal, the new directors shall complete the corresponding constitutional period.

Article 87: The State encourages and guarantees saving. The law establishes the obligations and limits of companies receiving savings from the public, as well as the mode and scope of such guarantee.

The Superintendency of Banking and Insurance exercises control over banking and insurance companies, and others receiving deposits from the public and others which, carrying out similar or related operations, are determined by law.

The law establishes the organization and functional autonomy of the Superintendency of Banking and Insurance.

The Executive appoints the Superintendent of Banking and Insurance for the period corresponding to its constitutional period. This is ratified by Congress.

(…)

Lima, Friday, July 01, 2005

GOVERNMENT LEGISLATION

OFFICIAL GAZETTE EL PERUANO

LEGISLATIVE BRANCH

THE CONGRESS OF THE REPUBLIC

LAW No. 28563

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic has passed the following Law:

THE CONGRESS OF THE REPUBLIC;

Has passed the following Law:

GENERAL LAW FOR THE NATIONAL SYSTEM OF

INDEBTEDNESS

PRELIMINARY TITLE

REGULATORY PRINCIPLES

Article I: Efficiency and Prudence

Domestic and foreign public indebtedness are based on a long-term strategy, which main objective is to cover part of the public sector’s financing requirements at the lowest cost possible, subject to a prudent degree of risk and in line with the country’s risk capacity.

Article II: Fiscal Responsibility

Public indebtedness must contribute to macroeconomic stability and fiscal policy sustainability, through the establishment of rules and limits to the negotiation of the public sector’s indebtedness operations and prudent debt management. The national government shall not recognize any debts incurred by the regional and local governments, except those duly guaranteed.

Article III: Transparency and Credibility

The public indebtedness process must be carried out under transparent and predictable mechanisms prescribed by law.

Article IV: Capacity to Pay

Public indebtedness makes it possible to obtain external and internal financing, in accordance with the payment capacity of the national government, regional governments, local governments or the indebted institution.

Article V: Regulatory Nationalization and Operational Denationalization

Public indebtedness is subject to the rule for regulatory nationalization and operational denationalization in the national government, regional governments and local governments.

TITLE I

GENERAL PROVISIONS

CHAPTER I

PURPOSE AND SCOPE OF APPLICATION OF THE LAW

Article 1: Purpose of the Law

1.1 This Law sets forth the general provisions to govern the fundamental processes of the National Indebtedness System, with the purpose of subjecting the negotiation of indebtedness operations and public debt management to the principles of efficiency, prudence, fiscal responsibility, transparency and credibility, payment capacity and regulatory nationalization and operational denationalization.

1.2 In addition, it governs the guaranties granted or contracted by the national government to meet any requirements deriving from private investment promotion and concession processes.

1.3 It also regulates aspects related to the representation, contribution, stock subscription, contributions and other payments made to the international financial organizations to which Peru belongs.

1.4 Likewise, it regulates matters related to debt undertaking by the national government.

Article 2: Scope of Application of the Law

2.1 This Law is applicable to the entities and organizations mentioned in Article 2 of Law No. 28112 - Framework Law of the Public Sector’s Financial Administration, which includes the entities and organizations representative of the Executive, Legislative and Judiciary branches of government, as well as the Attorney General’s Office, those comprising the National Elections System, the National Magistracy Council, the Ombudsman’s Office, the Constitutional Court, the Comptroller General’s Office, public universities, the respective denationalized entities, as well the Regional governments through their representative organizations, the Local governments, their public denationalized companies and organizations and also any public law artificial persons with own assets exercising regulatory duties, fund and tax supervisory and administrative institutions, and any other artificial person or juridical or trust relationship in which the State owns a majority of shares or capital stock, or which manage public funds or assets.

2.2 Excluded from the scope of these provisions is the National Reserve Bank of Peru, pursuant to Article 84 of the Political Constitution of Peru.

Article 3: Definitions

3.1 Public Indebtedness Operation. Financing subject to reimbursement agreed upon at terms in excess of one year, aimed at carrying out projects related to public investment, the provision of services, support to the balance of payments, and compliance with State’s temporary duty, in the following modalities:

a) Loans;

b) Issuing and placement of bonds, titles and obligations constituting loans;

c) Acquisitions of goods and services on terms;

d) Bonds, guaranties and sureties;

e) Credit line assignments;

f) Financial leasing;

g) Securitization of assets or fund flows. Foreign indebtedness operations are those agreed upon with natural persons or artificial persons not domiciled in the country, and domestic indebtedness operations are those agreed upon with natural persons or artificial persons domiciled in the country.

3.2 Debt Management Operation. The purpose of such operation is to renegotiate public debt terms. This definition includes, among others, the following operations carried out individually or jointly:

a) Refinancing;

b) Restructuring;

c) Prepayment;

d) Conversion;

e) Debt exchange

f) Debt repurchasing;

g) Risk hedging; and

h) Others with similar effects.

CHAPTER II

GENERAL ASPECTS

Article 4: System Definition

The National Indebtedness System is the set of organizations and institutions, regulations and processes orientated to the achievement of the efficient negotiation of obligations in terms over one year, and at the prudent management of the non-financial public sector’s debt.

Article 5: Body Regulatory of the National Indebtedness System

The body regulatory of the National Indebtedness System is the National Directorate for Public Indebtedness of the Ministry for the Economy and Finance.

Article 6: Members of the National Indebtedness System

The National Indebtedness System is comprised of the National Directorate for Public Indebtedness and all Public Sector Executing Units participating in the public indebtedness processes and managing such fund.

Article 7: Powers of the National Directorate for Public Indebtedness

The following are the powers of the National Directorate for Public Indebtedness:

a) Schedule, negotiate and seek the approval of national government’s public indebtedness operations and debt management.

b) Schedule and authorize the disbursement of the national government’s public indebtedness operations.

c) Law as State’s sole financial agent, exercising its representation in the national government’s public indebtedness operations and debt management, in all phases thereof.

d) Issue State debt representative titles.

e) Schedule and manage national government’s debt service.

f) Law as trustee and/or trustor in trust assets deriving from public indebtedness operations and debt management.

g) Issue regulations and norms concerning public indebtedness and public debt management.

h) Record the obligations deriving from public indebtedness operations and prepare public debt statistics.

i) Issue opinions on public indebtedness matters.

j) Make the assistance, subscriptions and contributions corresponding to the participation of the Republic of Peru at international financial organizations.

k) Issue and take guaranties to cover requirements deriving from the private investment promotion and concessions process, as well as record and deal with its execution.

l) Any other powers assigned by this Law or by express legislation, as well as those assigned in its Organization and Functions Regulations.

Article 8: Responsibility of the Executing Units

Executing Units referred to in Article 6 of this Law are responsible for ensuring compliance with the norms and procedures issued by the National Directorate for Public Indebtedness.

Article 9: Public Indebtedness and Debt Management Processes and Regulations

Public Indebtedness comprises processes conducive to agreeing to new indebtedness operations, such as the scheduling and negotiation, as well processes like funds disbursement, debt payment and the recording of the said operations. Such processes and debt management operations are regulated in this Law, the annually approved Public Sector’s Indebtedness Laws and in the directives issued to that effect by the National Directorate for Public Indebtedness.

Article 10: Approval of Public Indebtedness Operations and Debt Management

10.1 Indebtedness operations and debt management operations are approved in accordance with the provisions of this Law, the annually approved Public Sector’s Indebtedness Laws and the directives issued by the National Directorate for Public Indebtedness, under sanction of nullity, without prejudice to the personal liability of those performing it.

10.2 Public indebtedness operations and debt management operations are exempted from regulations on State contracts and acquisitions.

Article 11: Public Sector Indebtedness Law for each Fiscal Year

The annually approved Public Sector Indebtedness Law basically sets forth the following:

a) The maximum amount for indebtedness operations to be agreed by the national government during any one fiscal year, in accordance with the Annual Indebtedness and Debt Management Program.

b) The general destination of such amount, pursuant to the provisions of number 20.4 of Article 20 hereof.

c) Provisions relating to the management and approval of the indebtedness and debt management operations in the Non-Financial Public Sector.

d) The maximum amount of the guaranties which the national government may grant or take from national or international financial institutions each fiscal year, to meet requirements deriving from the private investment promotion and concessions processes. The said amount shall not affect the maximum limit established for indebtedness operations referred to in subsection a) of this article.

Article 12: Nullity of negotiation of indebtedness operations and debt management contracts

12.1 The pursuit and negotiation of indebtedness operations or debt management operations by the national government are carried out through State’s financial agent. Any negotiation or procedure in breach of the aforesaid shall be voided outright.

12.2 In the case of indebtedness operations agreed upon by an entity other than the national government, which are not guaranteed, the negotiation and execution of the contrLaw shall be the exclusive responsibility of the contracting entity.

12.3 Any natural persons or artificial persons with conflicts of interest or with an interest opposite to the State may not participate in the pursuits or negotiations related to any public indebtedness process.

12.4 Public officers participating in procedures or negotiations related to the public indebtedness process shall be subject to the provisions of Law No. 27588 and amendments thereto.

TITLE II

NATIONAL GOVERNMENT INDEBTEDNESS AND ITS GUARANTIES

CHAPTER I

GENERAL PROVISIONS

Article 13: State Financial Agent

The Ministry for the Economy and Finance, through the National Directorate for Public Indebtedness, shall Law as State’s sole financial agent in the national government’s indebtedness and debt management operations. When applicable, the carrying out of specific financial procedures may be authorized to other public entities, or a State officer through the Ministry for the Economy and Finance ministerial resolution, being necessary, to that effect, the prior favorable opinion of the National Directorate for Public Indebtedness.

Article 14: Annual Indebtedness and Debt Management Program

The National Directorate for Public Indebtedness, as part of its powers, shall prepare the national government’s Annual Indebtedness and Debt Management Program, specifying its objectives, policies and targets, from a medium and long-term perspective, compatible with the fiscal goals of the corresponding budget period and the debt sustainability. The fundamental elements of this Program shall be those contained in the applicable Multi-annual Macroeconomic Framework.

Article 15: Expiry of Public Debt

15.1 Any obligations assumed by the national government, regional governments and local governments as from the effective date of this Law, by virtue of which and the annually approved Public Sector’s Indebtedness Laws regulated by Peruvian law, shall have a term of ten (10) years counted as from the date when the obligation is due, and the principal has not earned any interest, or performed any Law with respect to any entity responsible for its payment implying the exercise of its right.

15.2 In the event that such obligations have been meant for exchange or conversion, shall expire ten (10) years after the new securities could be removed instead of those presented for the exchange. The same term shall be applicable to the public debt capital to be reimbursed.

15.3 Interest deriving from the said obligations expires five (5) years after maturity.

15.4 The provisions of the Civil Code are supplementary applicable to expiry related matters.

Article 16: Subscription and holding of contracts and agreements

16.1 Contracts and agreements associated with the national government’s indebtedness and debt management operations are subscribed by the Minister for the Economy and Finance or by the National Directorate for Public Indebtedness officer designated by the Minister.

16.2 The filing, classification and possession or holding of the original contracts or agreements relating to the national government’s indebtedness and debt management operations, shall be the responsibility of the National Directorate for Public Indebtedness.

16.3 The official certification of the national government’s indebtedness and debt management operations shall be the responsibility of the National Directorate for Public Indebtedness.

CHAPTER II

THE SCHEDULING PROCESS

Article 17: Maximum amount for indebtedness operations negotiations

17.1 The National Directorate for Public Indebtedness shall propose the maximum amount of negotiations to be considered in the draft Public Sector Indebtedness Law for each fiscal year, constituting the ceiling for the indebtedness operations for a given fiscal year.

17.2 The execution of such maximum amount shall be subject to the compliance with the requirements and procedures set forth hereof for the annually approved Public Sector’s Indebtedness Laws and other norms and regulations resulting applicable.

17.3 To determine the maximum amount of indebtedness operations in each fiscal year, consideration must be given to the objectives, policies and targets of the Annual Indebtedness and Debt Management Program, as well as the fiscal goals set forth in the applicable Multi-annual Macroeconomic Framework.

17.4 The maximum amount of the indebtedness operations shall not include any debt management operations.

Article 18: Annual Negotiations of Indebtedness Operations Program

18.1 Based on the maximum amount of negotiations for indebtedness operations approved in the annually approved Public Sector Indebtedness Law, the National Directorate for Public Indebtedness shall prepare the Annual Program of External and Internal Negotiations.

18.2 The Annual Negotiations Program shall contain the list of the external and internal indebtedness operations to be executed by the national government in each fiscal year and must be published on the Ministry for the Economy and Finance’s web site.

18.3 The Annual Negotiations Program shall be prepared making sure that the investment projects are prioritized by the sectors to which they belong.

18.4 The National Directorate for Public Indebtedness may decide, provided it is not in contravention with indebtedness objectives, goals and policies and is of national interest, to perform changes to the Annual Negotiations Program based on one or more of the following conditions:

a) The priorities established by the principal of the corresponding sector.

b) The financing program established with multilateral organizations and other sources.

c) An evaluation made by the National Directorate for Public Indebtedness with respect to the progress on the procedures of each of the operations included in the said program.

d) Other reasons associated to economic policies established by the national government concerning public indebtedness.

CHAPTER III

THE NEGOTIATION PROCESS

Article 19: Negotiation of Indebtedness Operations

19.1 The Ministry for the Economy and Finance through the National Directorate for Public Indebtedness shall be the entity exclusively authorized to evaluate, pursue and carry out the negotiation of the national government’s indebtedness operations, unless there is prior authorization set forth in Article 13 of this Law.

19.2 The procedures by the National Directorate for Public Indebtedness for the negotiation of the national government’s foreign indebtedness operations, with the exception of loans, may only be started after the approval of the Council of Ministers. In the case of loans, the procedures may only be started on the initiative of the Ministry for the Economy and Finance.

Article 20: General provisions on indebtedness operations

20.1 Requirements for approval of the national government’s indebtedness operations:

a) Application by the principal of the sector to which the Executing Unit belongs, together with a favorable technical-economic report. The presidents of the regional governments must submit their application accompanied by the minutes evidencing the approval of the Regional Council; in turn, local government mayors must submit their application accompanied by the minutes evidencing the approval of the Municipal Council. In both cases, a favorable opinion of the sector related to the project shall be attached thereto, if required, as well as the favorable technical-economic report including an analysis of the entity payment capacity to satisfy the subject matter debt.

b) Declaration of viability within the framework of the National Public Investment System, for the case of investment projects or programs.

c) Draft of the appropriate contracts.

20.2 Indebtedness operations not meant for public investment projects, or to balance of payments support, in addition to what is prescribed in Items a) and c) of the preceding point, must meet the following requirements:

a) Study quantifying the social benefits deriving from the use of the funds, which must be in excess of the cost associated with the said operation.

b) Favorable report by the Ministry for the Economy and Finance’s National Directorate for Public Indebtedness.

c) Favorable report by the General Directorate for Public Sector Multi-annual Scheduling of the Ministry for the Economy and Finance, concerning the study referred to in Item a) of this point.

20.3 To pursue the granting of guaranties for public sector operations, the following conditions must be met:

a) Payment capacity to serve the subject matter debt.

b) Funds must be exclusively aimed at the execution of investment projects, except in the case of public financial companies.

c) Investment projects should include a declaration of viability within the framework of the National Public Investment System.

20.4 The general destination of the indebtedness operations will be predominantly for:

a) Economic and social sectors.

b) National Defense and Internal Order.

c) Balance of payments support.

20.5 Whenever financial conditions are favorable, the Ministry for the Economy and Finance may enter into indebtedness operations in amounts above the maximum amount authorized by the annually approved Public Sector Indebtedness Law, with the purpose of prefinancing the financial requirements of the following fiscal period included in the applicable Multi-annual Macroeconomic Framework. Such operations must be reported to Congress of the Republic within forty-five (45) business days following the celebration thereof.

Article 21: Approval and modification of indebtedness operations

21.1 The national government’s indebtedness operations, as well as any modifications which have not been included in the respective agreement, shall be approved by supreme decree, with the favorable vote of the Council of Ministers, countersigned by the Minister for the Economy and Finance and by the Minister of the corresponding sector.

21.2 Modifications referring to administrative and non-financial aspects deriving from approved indebtedness operations shall not require legal authorization. The respective amendments shall be signed by the National Directorate for Public Indebtedness’s Director General.

Article 22: National Government guaranties and counter-guaranties

22.1 The granting of guaranties by the national government shall be performed making sure the entity o Executing Unit benefiting from such guaranty, may issue or grant the necessary counter-guaranties, which must be permanently updated with regard to value, subject to the application of Law No. 27949 or other relevant legislation.

22.2 The characteristics and amounts of such counter-guaranties shall be established by the National Directorate for Public Indebtedness, based on the main obligation’s conditions. The granting of counter-guaranties shall be formalized by the signing of the respective agreements by the National Directorate for Public Indebtedness and the beneficiary entity or Executing Unit.

22.3 No national government guaranty will be issued for private sector operations, except for those relative to the promotion of private investment processes and concession processes regulated by Chapter III of Title VII of this Law.

Article 23: Domestic and Foreign Market Loans

External and internal loans approved pursuant to the provisions of this Law, may be placed in one or several tranches during the corresponding fiscal period. The National Directorate for Public Indebtedness is entitled to authorize such placements, through directorial resolutions.

Article 24: Credit Line Approval and Allocation

24.1 Any agreements related to credit lines should specify, among other matters, the objectives, total amount and financial terms.

24.2 Any credit line agreements agreed or guaranteed by the national government shall be approved by supreme decree, with the favorable vote of the Council of Ministers, countersigned by the Minister for the Economy and Finance.

24.3 Credit lines shall be allocated after compliance with the requirements and conditions set forth hereof and the annually approved Public Sector’s Indebtedness Law and shall be approved by supreme decree, with the favorable vote of the Council of Ministers.

24.4 The utilization of a Credit Line fully or partially conditioning the acquisition of goods and services to the country or countries granting such Credit Line, shall be conditioned to prior public international processes to select suppliers with financing, to verify the convenience of such utilization and to secure the most competitive terms for the Peruvian State.

Article 25: Selection Processes leading to Public Indebtedness

Any public sector entities requiring to organize selection processes for the execution of a project or to an acquisition leading to an indebtedness operation of the national government, must previously have a ministerial resolution issued by the Ministry for the Economy and Finance approving the financial terms to be considered in such a selection process, to be issued prior compliance with the requirements and procedures set forth in Article 20 of this Law and in the annually approved Public Sector’s Indebtedness Law, as may be applicable.

Article 26: Funds Transfer Agreements

In the case of indebtedness operations entered into by the national government which execution is the responsibility of a public entity not belonging to the national government, the Ministry for the Economy and Finance, through the National Directorate for Public Indebtedness, and such public entity, shall sign a Funds Transfer Agreement setting forth the terms and conditions relative to their utilization and, when applicable, those referring to servicing the debt.

Article 27: Fee

27.1 The Ministry for the Economy and Finance is authorized to charge an annual fee in the case of entities handling with their own funds, the service of the debt generated by the indebtedness operations subject matter of a Funds Transfer Agreement or a Contra-Guaranty Agreement, as the case may be. Such fee shall be calculated on the indebtedness operation’s balance owed.

27.2 The annually approved Public Sector’s Indebtedness Law sets the percentage to be charge.

CHAPTER IV

THE DISBURSEMENT PROCESS

Article 28: Annual Disbursements Program

28.1 The National Directorate for Public Indebtedness shall prepare the national government’s Annual Disbursements Program in accordance with the goals established in the Annual Indebtedness and Debt Management Program, and in the applicable Multi-annual Macroeconomic Framework.

28.2 The Annual Disbursements Program shall contain the maximum disbursement amounts for each indebtedness operation to be authorized during the respective fiscal year. Its structure may be changed during the same fiscal year by the National Directorate for Public Indebtedness.

Article 29: Disbursement Authorization

The National Directorate for Public Indebtedness shall be responsible for authorizing the disbursements of the national government’s indebtedness operations.

Article 30: Receipt and utilization of disbursement

30.1 Cash disbursements from the national government’s indebtedness operations must be deposited and managed in the bank accounts corresponding to each entity or Executing Unit in Banco de la Nación; except that whenever the debt service is not covered with regular funds, the entities may choose a different financial institution. To that effect, the National Directorate for Public Indebtedness shall issue the necessary directives.

30.2 Disbursements from the national government’s freely available indebtedness operations must be deposited in the account o accounts opened by the National Public Treasury Bureau to that effect.

30.3 Any disbursements obtained under any other method will follow the procedures established in the indebtedness agreements.

30.4 The principal of the entity o Executing Unit shall be responsible for the utilization of the funds from the national government’s indebtedness operations in accordance with the respective agreements.

Article 31: Accreditation of receipt of disbursements

31.1 The entity or Executing Unit officially shall report receipt of the disbursements from the national government’s indebtedness operations to the National Directorate for Public Indebtedness.

31.2 The National Directorate for Public Indebtedness shall establish through directives, the procedure and means through which, the entities or Executing Units shall forward disbursement-related information.

Article 32: Terms for the forwarding of disbursement-related information

32.1 Any entities or Executing Units must report to the National Directorate for Public Indebtedness, the execution of disbursements of the national government’s indebtedness operations under the terms established by the said National Bureau by directive.

32.2 Compliance with the prescribed term shall be the exclusive responsibility of the principal of the respective entity or Executing Unit.

Article 33: Reconciliation of disbursements

Any entities or Executing Units shall be obliged, under liability, to reconcile with the National Directorate for Public Indebtedness, as of June 30 and December 31 of each fiscal year, the total amount of the disbursements originating from national government’s indebtedness operations which execution is their responsibility.

CHAPTER V

THE PAYMENT PROCESS

Article 34: Covering the service of indebtedness operations

34.1 Payment of the service corresponding to the national government’s indebtedness operations shall be made by the National Directorate for Public Indebtedness charged against the funds, which to that effect have been allocated in the institutional budget of the Ministry for the Economy and Finance in each fiscal period.

34.2 The budget allocation of the service of the national government’s debt must be submitted at the economic sectors level.

34.3 Any entities or Executing Units with financing which is not comprised of regular funds, must transfer to the National Directorate for Public Indebtedness the financial resources needed to cover the service of the national government’s indebtedness operations’ debt, in accordance with terms of the respective contracts and/or the Fund Transfer Agreements, as the case may be.

34.4 Entities not forming part of the national government and which enter into indebtedness operations with national government guaranties shall be obliged to make a payment to serve such operations directly, under liability of their board of directors or equivalent body, Regional Council or Municipal Council, as the case may be, in accordance with terms of the respective contracts and under the regulations in force.

Article 35: Information on public companies and legal relationships or trusts

35.1 Any entities and organizations of the public sector, except for those listed in the following point, shall be obliged to report to the National Directorate for Public Indebtedness on the coverage of the service of the debt deriving from the indebtedness operations guaranteed by the national government, through registration in the Public Sector Integrated Financial Management System (SIAF-SP).

35.2 Public companies and legal relationships or trusts having operations negotiated with national government guarantees shall be obliged to inform the National Directorate for Public Indebtedness on any payments made with regard to the coverage of debt service, in accordance with the directives issued by the said National Bureau.

TITLE III

DEBT MANAGEMENT OPERATIONS

SINGLE CHAPTER

DEBT MANAGEMENT

Article 36: Authorization to carry out debt management operations

36.1 The Ministry for the Economy and Finance through the National Directorate for Public Indebtedness shall be authorized to carry out debt management operations aimed at lowering refinancing and/or market risks. Such operations are not subject to the limits set forth for the indebtedness operations determined by the Public Sector Indebtedness Law for each fiscal year, or have any budget-related implications in the fiscal year when they are agreed upon.

36.2 The Ministry for the Economy and Finance shall inform the Congress of the Republic on the operations referred to in the previous point, within forty-five (45) business days following the completion of the operation.

Article 37: Approval of debt management operations

37.1 National government debt management operations shall be approved by supreme decree, with the favorable vote of the Council of Ministers, countersigned by the Minister for the Economy and Finance, unless the mechanisms used are those previously agreed in the respective contracts, in which case there is no need for the aforementioned supreme decree.

37.2 Framework debt management operation agreements shall be approved by supreme decree countersigned by the Minister for the Economy and Finance.

37.3 The authorization required for the implementation of the framework agreements mentioned in the preceding point, as well as specific risk coverage operations shall be approved by ministerial resolution of the Ministry for the Economy and Finance.

Article 38: Debt Conversion Operations

Debt conversion operations of the national government shall be formalized by subscription of bilateral agreements between the Republic of Peru and the creditor. In addition, in the framework of such operations, counter value funds could be constituted to finance high priority projects and/or programs.

TITLE IV

INDEBTEDNESS OPERATIONS

NOT GUARANTEED BY THE NATIONAL GOVERNMENT

SINGLE CHAPTER

INDEBTEDNESS NOT GUARANTEED BY THE NATIONAL GOVERNMENT

Article 39: General Provisions

The public entities and organizations referred to in Article 2 of this Law, including trusts, except for the regional governments and local governments, entering into indebtedness operations not guaranteed by the national government, must abide by the provisions of this Title and other provisions of the present Law, and the Annually approved Public Sector’s Indebtedness Laws with specific mention to indebtedness without the backing of the national government.

Article 40: Negotiation Process

40.1 Public non-financial entities and organizations, including trusts, may negotiate indebtedness operations not guaranteed by the national government, including their securitization, after authorization by ministerial resolution of the Ministry for the Economy and Finance.

40.2 Such entities, organizations and trusts shall be obliged to forward to the National Directorate for Public Indebtedness, for the purposes of statistical recording, information relating to the negotiations, in accordance with any directives issued by the said National Bureau.

Article 41: Selection Processes

Public non-financial entities and organizations, including trusts, requiring to carry out selection processes for the execution of a project to be financed through an indebtedness operation without the backing of the national government, shall establish, under their own liability, the financial terms to be considered in the bases of such selection processes, with the formalization of the indebtedness operation being subject to the authorization prescribed in Article 40 of this Law.

Article 42: Disbursement Process

Public entities and organizations, including trusts, must report to the National Directorate for Public Indebtedness, for the purposes of statistical recording, any disbursements from indebtedness operations entered into without the backing of the national government, in accordance with any directives issued by the said National Bureau.

Article 43: Payment Process

43.1 The coverage of the debt service of indebtedness operations not guaranteed by the national government shall be made directly by the contracting entity, based on the commitments assumed in the respective contracts or agreements.

43.2 Such public sector entities and organizations, including trusts, shall be obliged to forward to the National Directorate for Public Indebtedness, for the purposes of statistical recording, information on the debt service covered, in accordance with any directives issued by the said National Bureau.

TITLE V

REGISTRATION PROCESS

SINGLE CHAPTER

REGISTRATION

Article 44: Scope

44.1 The registration of information related to the public indebtedness and debt management operations shall be unique and mandatory by all the public entities and organizations referred to in Article 2 of this Law, and the Public Sector Integrated Financial Management System (SIAF-SP).

44,2 State companies and legal relationships or trusts are exempted from registration with the Public Sector Integrated Financial Management System (SIAF-SP).

Article 45: Registration through the SIAF-SP System

45.1 The registration process shall include the input of information into the Public Sector Integrated Financial Management System (SIAF-SP) by all public entities and organizations, in accordance with any directives issued by the National Directorate for Public Indebtedness.

45.2 For the purposes associated with the National Indebtedness System, the Public Sector Integrated Financial Management System (SIAF-SP) must be fed information referring to the negotiations, the disbursement, the covered debt service of indebtedness operations and debt management operations.

45.3 The National Directorate for Public Indebtedness shall issue the directives required for the registration of the information related to public indebtedness and debt management operations.

TITLE VI

HIRING OF SPECIALIZED SERVICES

SINGLE CHAPTER

SPECIALIZED SERVICES

Article 46: Hiring of Specialized Services

46.1 The hiring of specialized services such as legal counsel and financial advisors, directly or indirectly linked with the purpose of this Law, shall be conducted by the Ministry for the Economy and Finance in accordance with procedures established by supreme decree with the favorable vote of the Council of Ministers. Only in case of a loophole or deficiency in the said procedures, the provisions set forth in the norms governing government contracting and acquisitions will be supplementarily applied.

46.2 Once the hiring referred to in the preceding point have been completed, the Ministry for the Economy and Finance shall send the relevant information to Congress and to the Comptroller General’s Office, within forty-five (45) business days following the date of the corresponding hiring, under liability of the person in charge.

TITLE VII

SPECIAL REGIMENS

CHAPTER I

REGIONAL AND LOCAL GOVERNMENTS

Article 47: Foreign Indebtedness Operations

47.1 Any foreign indebtedness operations entered into by the regional governments or the local governments, may only be finalized through a guaranty of the national government, therefore, such operations shall be governed by the provisions of this Law, as well as by the provisions of the annually approved Public Sector’s Indebtedness Laws, Law No. 27783 – Law of Bases for Decentralization, Law No. 27867 – Organic Law of the Regional Governments and Law No. 27972—Organic Law of Municipalities and the amendments thereto, as the case may be.

47.2 To issue a guaranty in these cases, the national government shall verify, through the General Economic and Social Affairs Bureau of the Ministry for the Economy and Finance, compliance with the provisions of Law No. 27245, Fiscal Responsibility and Transparency Law, amended by Law No. 27958, its extensions and amendments, of Fiscal Decentralization Law, Legislative Decree No. 955, as well as by the applicable Multi-annual Macroeconomic Framework.

Article 48: Domestic Indebtedness Operations

48.1 Any domestic indebtedness operations of the regional governments or of the local governments, without the backing of the national government, shall be governed by the provisions of the specific related regulations.

48.2 Any indebtedness operations agreed upon by such governments with the backing of the national government shall be governed by the provisions hereof.

48.3 Any agreements whereby the regional governments or the local governments convene to have indebtedness operations not backed by the national government shall make express mention thereof.

48.4 Any domestic indebtedness operations of the regional governments or the local governments, directly or indirectly conducted by way of loans and/or securitization, must abide by the guidelines issued to that effect by the National Directorate for Public Indebtedness.

Article 49: Requirements for the negotiation of indebtedness operations not guaranteed by the national government

The pursuit of indebtedness operations not guaranteed by the national government, by the regional governments or local governments, must meet the limits set forth in Law No. 27245, Fiscal Responsibility and Transparency Law, amended by Law No. 27958, its extensions and amendments, as well as in the Fiscal Denationalization Law, Legislative Decree No. 955, its extensions or amendments.

Article 50: Credit Rating

Any regional governments or local governments pursuing indebtedness operations, whether direct or guaranteed, in an amount to be established in the annually approved Public Sector’s Indebtedness Law, must have a favorable credit rating issued by a risk rating company.

Article 51: Destination of foreign indebtedness

Any funds obtained by the regional governments or by the local governments through foreign indebtedness operations shall be destined solely and exclusively to the financing of public investment projects.

Article 52: Registration of indebtedness and debt management operations

The regional governments or locales shall register the negotiations, disbursements, service covered with regard to principal and interest of any indebtedness operations, and debt management operations entered into with or without guarantee of the national government, in the debt module of the Public Sector Integrated Financial Management System (SIAF-SP).

CHAPTER II

STATE FINANCE COMPANIES

Article 53: Indebtedness operations not guaranteed by the national government

Any indebtedness operations agreed upon by State finance companies without the guarantee of the national government shall be exempted from the provisions of this Law, except for the mandatory forwarding of information on the negotiation, the disbursements and covered debt service, to the National Directorate for Public Indebtedness, in accordance with any directives issued thereby.

CHAPTER III

PROCESSES FOR THE PROMOTION OF

PRIVATE INVESTMENT AND CONCESSIONS

Article 54: Liabilities generated in the Process for the promotion of private investment and concessions

54.1 The Ministry for the Economy and Finance through the National Directorate for Public Indebtedness shall be authorized to grant guaranties or to contract guaranties with domestic or international financial institutions in order to meet requirements deriving from processes of private investment promotion and concessions processes.

54.2 The granting of guaranties may be performed in order to back the concessionaire’s obligations deriving from commercial bank loans or bonds issued to finance the implementation of the projects stipulated in the respective concession agreement. Contracting such guaranties may only involve multilateral credit organizations.

54.3 Guaranty lines configuring framework agreements for the application of individual guaranties, shall be approved by supreme decree countersigned by the Minister for the Economy and Finance.

54.4 The granting or contracting of the said guaranties shall only be made on the request of the Agency for the Promotion of Private Investment - PROINVERSION.

54.5 These operations shall be subject to the limits authorized to that effect by the annually approved Public Sector’s Indebtedness Laws and shall be approved by supreme decree countersigned by the Minister for the Economy and Finance.

54.6 The contracting of the said guaranties shall be made by the Ministry for the Economy and Finance through the National Directorate for Public Indebtedness, in accordance with procedures set forth by supreme decree with the favorable vote of the Council of Ministers. Only in case of a loophole or deficiency in the said procedures, the provisions set forth in the regulations on State contracts and acquisitions shall be supplementarily applied.

54.7 In addition, the bases for the auction of a project or program to be subject matter of concession which should have the said guaranties, prior to approval, shall require the favorable opinion of the National Directorate for Public Indebtedness on the structure of financing.

Article 55: Rule of prudence and registration of liabilities

55.1 The total amount of the financial, firm and contingent commitments for which the national government is responsible, deriving from private investment promotion and concessions processes calculated at their current value, in no case may exceed one percent (1%) of the Gross Domestic Product.

55.2 The annually approved Public Sector’s Indebtedness Laws shall establish the rate to be used in the calculation of the current value referred to in the point above.

55.3 The National Directorate for Public Indebtedness makes registrations for statistical purposes, programs and covers financial, firm and contingent commitments of the national government deriving from the agreements signed within the framework of the private investment promotion and concessions processes.

CHAPTER IV

DEBT ASSUMPTION

Article 56: Debt Assumption

56.1 Assumptions by the national government of any debt of the public sector’s entities shall be approved by supreme decree with the favorable vote of the Council of Ministers, countersigned by the Minister for the Economy and Finance and by the Minister of the corresponding sector.

56.2 In the case of State companies debt assumptions subject to the private investment promotion process referred to in Legislative Decree No. 674, its amendments and other regulatory norms, shall be approved by supreme decree, on the proposal by the Agency for the Promotion of Private Investment – PROINVERSION, with the favorable opinion of the National Directorate for Public Indebtedness.

56.3 The National Directorate for Public Indebtedness shall issue the necessary debt assumption directives.

56.4 The assumption of debts of the private sector by the national government shall be prohibited.

CHAPTER V

INTERNATIONAL FINANCIAL ORGANIZATIONS

Article 57: Representation to the IBRD and BID

The Minister for the Economy and Finance is the Chief Governor of the Republic of Peru to the International Bank for Reconstruction and Development - IBRD and to the Inter-American Development Bank – IDB, while the Vice Minister of Finance is the Alternate Governor.

Article 58: Subscription of shares, contributions and payments

The Ministry for the Economy and Finance through the National Directorate for Public Indebtedness shall effect the procedures related to the participation of the Republic of Peru in multilateral credit organizations. In addition, it shall make any payments corresponding to share subscription, contributions and fees paid to such organizations.

SUPPLEMENTARY AND TEMPORARY PROVISIONS

ONE: To include in the following text in Article 16 of the Consolidated Text of Law No. 27806, amended by Law No. 27927, Law of Transparency and Access to Public Information, approved by Supreme Decree No. 043-2003-PCM dated April 24, 2003, the extensions and amendments thereto, and any substituting norms:

“d. Any financial advice or legal counsel agreements to carry out public indebtedness operations or debt management operations of the national government; which when revealed, may prejudice or alter the financial markets, shall not be made public until at least the operations have been completed”.

TWO: The National Directorate for Public Indebtedness shall issue the norms required for the adequate implementation of the provisions of this Law, by directorial resolutions.

THREE: This Law shall enter into effect as from the day following its publication, except for points 46.1 and 54.6, which shall have effect as from the day of the publication of its regulations, must be enacted by December 31, 2005, during which time, the provisions of Law No. 28423, Public Sector Indebtedness Law for Fiscal Year 2005, shall be applicable to this matter.

In addition, the provisions of Articles 45 and 52 of this Law shall be gradually applicable.

FOUR: The coming into effect of this Law shall not affect any public indebtedness processes which may have been previously initiated.

FIVE: While the Public Sector Integrated Financial Management System (SIAF-SP)’s debt module prescribed in Article 52 of this Law be not ready, the information required thereby must be quarterly reported to the Public Indebtedness National Bureau by the regional governments or the local governments.

SIX:- During the 2005 fiscal year, the limit on guaranties which the national government may grant or contract to meet requirements deriving from the investment promotion and concessions processes referred to in point 54.5 of Article 54 of the present Law, shall be FOUR HUNDRED MILLION AMERICAN DOLLARS ONLY (US$ 400 000 000,00).

In addition, for the 2005 fiscal period, the rate to be used in the calculation of the current value referred to in Article 55.1 of Article 55 of this Law, will be 5.10%.

FINAL PROVISION

SINGLE PROVISION: As of May 30 of each fiscal period, the Minister for the Economy and Finance shall report and submit to the Full Session of Congress on the status of the public debt and the indebtedness policy, including the level, type of operations, the debt service covered, balance owed, projected amount of payment of the debt service and its amendments by the indebtedness operations and debt management operations carried out, as well as the debt’s macroeconomic ratios with respect to the Gross Domestic Product, exports and the relevant recommendations.

DEROGATING PROVISION

SINGLE PROVISION:- Legislative Decree No. 05, Supreme Decrees No. 205-91-EF, 043-99-EF, 082-99-EF, 140-99-EF, 035-2000-EF, and 045-2000-EF; Ministerial Resolutions 112-99-EF/75 and 310-2004-EF/75; Directorial Resolution No. 22-99-EF/ 77.15 and the Third Temporary Provision of Law No. 27958 are hereby derogated.

In addition, any norms or legal provisions opposing or limiting the application of this Law are hereby derogated.

Notify the President of the Republic for its promulgation.

In Lima on the twenty-third day of the month of June, year two thousand and five.

ANTERO FLORES-ARAOZ E.

President of the Congress of the Republic

NATALE AMPRIMO PLÁ

First Vice President of the Congress of the Republic

THE CONSTITUTIONAL PRESIDENT OF THE REPUBLIC

NOW THEREFORE:

I order its publication and execution.

Given in the Government House in Lima on the thirtieth day of the month of June, year two thousand and five.

ALEJANDRO TOLEDO

Constitutional President of the Republic

CARLOS FERRERO

President of the Council of Ministers

Lima, Tuesday, July 19, 2005

EL PERUANO OFFICIAL GAZETTE

LEGAL ENACTMENTS

URGENCY DECREE NO. 016-2005

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

As part of the measures taken to solve the lack of infrastructure, government, at its three different levels, is undertaking an intensive program to promote private investment in the ambit of infrastructure public works and public utilities, by granting them in concession to the private sector, within the framework of the Consolidated Text approved by Supreme Decree No. 059-98-PCM;

The said program aims at achieving an efficient handling of the management and exploitation of public infrastructure works and public utilities, with the involvement of the private sector, in order to increase the country’s level of competitiveness;

As a result of government’s priority on this matter, it is necessary for the macroeconomic budgets to reasonably reflect its efforts to meet the population’s basic needs and to promote a sustainable development of the economy throughout the entire country;

It is of national interest to show investors evidence that legal stability is one of the main advantages offered by the country to attract capital to contribute to the country’s overall development and commercial integration within the framework of an orderly management of public finances, to which effect, it becomes necessary to pass extraordinary measures with regard to economic and financial aspects, leading to increase the ceiling prescribed in Article 55 of Law No. 28563 – General Law for the National System of Indebtedness, so as to facilitate compliance with government’s priority purposes;

The ceiling specified in Article 55 of Law No. 28563 – General Law for the National System of Indebtedness will not make it possible to complete process for the promotion of private investment and concessions, which have been organized and are currently underway; thus, there is an urgency to pass the extraordinary measures with regard to economic and financial aspects, referred to in the previous point;

Pursuant to the provisions of subsection 19) of Article 118, of the Peruvian Political Constitution, with the favorable vote of the Council of Ministers; and

With the commitment to report to Congress of the Republic;

IT IS HEREBY DECREED:

Article 1: Amendment of Article 55 of Law No. 28563.

Replace Article 55 of the General Law for the National System of Indebtedness, Law No. 28563, same which hereinafter shall be written in the following terms:

“Article 55: Rule of prudence and registration of liabilities

55.1 The annual flow of the financial, firm and contingent commitments for which the National Government is responsible, deriving from private investment promotion and concessions processes, in no case may exceed 0.5% of the Gross Domestic Product.

55.2 The National Directorate for Public Indebtedness makes registrations for statistical purposes any financial, firm and contingent commitments of the National Government deriving from the agreements signed within the framework of the private investment promotion and concessions processes.”

Article 2: Repealing

Second paragraph of Sixth Supplementary and Temporary Provision of Law No. 28563 is hereby derogated.

Article 3: Countersigning

This Urgency Decree shall be countersigned by the President of Council of Ministers and the Minister for the Economy.

Given at the Government Palace in Lima on the eighteenth day of the month of July of the year two thousand and five.

ALEJANDRO TOLEDO

Constitutional President of the Republic

CARLOS FERRERO

President of the Council of Ministers

PEDRO PABLO KUCZYNSKI

Minister for the Economy and Finance

Lima, Thursday, December 22, 2005

GOVERNMENT LEGISLATION

OFFICIAL GAZETTE EL PERUANO

THE CONGRESS OF THE REPUBLIC

LAW No. 28654

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic has passed the following Law:

THE CONGRESS OF THE REPUBLIC;

Has passed the following Law:

PUBLIC SECTOR INDEBTEDNESS LAW

FOR 2006 FISCAL YEAR

TITLE I

PURPOSE OF THE LAW

Article 1: General Law

For the purposes of this Law, references made to the General Law shall imply Law No. 28563, the General Law for the National System of Indebtedness and amendments thereto.

(…)

FINAL PROVISIONS

(…)

ONE: The Biblioteca Nacional del Peru (National Library of Peru) is hereby exempted from the provisions set forth in number 24.4 of article 24 of the General Law, to the effect that such entity may continue with the procedures established for obtaining the financing of the “IV Stage of the Project for the Infrastructure and Equipment of the New Premises”, charged to the Credit Line established by the Global Program of Financial Cooperation of the Spain Kingdom, approved by Supreme Decree N° 217-2001-EF and amended by Supreme Decree N° 075-2005-EF.

TWO: The rule appearing below shall be incorporated as the Eighth Supplementary and Temporary Provision of the General Law:

“EIGHT: It is ordered that supreme decrees referred to in number 21.1 of article 21, numbers 24.2 and 24.3 of article 24, number 37.1 of article 37, number 46.1 of article 46 and number 54.6 of article 54 of the General Law should include, in addition, the countersignature of the President of the Council of Ministers”.

THREE: The Ministry for the Economy and Finance through the National Directorate for Public Indebtedness is hereby empowered, when necessary, to enact regulatory provisions for the application hereof.

FOUR This law shall enter into effect on January 1, 2006.

Notify the President of the Republic for its promulgation.

In Lima on the twenty-ninth day of the month of November, year two thousand and five.

MARCIAL AYAIPOMA ALVARADO

President of the Congress of the Republic

FAUSTO ALVARADO DODERO

First Vice President of the Congress of the Republic

THE CONSTITUTIONAL PRESIDENT OF THE REPUBLIC

NOW THEREFORE:

I order its publication and execution.

Given in the Government House in Lima on the twenty-first day of the month of December, year two thousand and five.

ALEJANDRO TOLEDO

Constitutional President of the Republic

PEDRO PABLO KUCZYNSKI GODARD

President of the Council of Ministers

Lima, May 23, 2006

EL PERUANO OFFICIAL GAZETTE

LEGAL ENACTMENTS

LAW No. 28743

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic has passed the following Law:

THE CONGRESS OF THE REPUBLIC;

Has passed the following Law:

LAW DEROGATING URGENCY DECREE No. 016-2005

URGENCY DECREE NO. 016-2005 IS HEREBY REPEALED.

NOW THEREFORE:

In observance with the provisions in fine set forth in third paragraph of Article 43 and subsection 19) of Article 118 of the Political Constitution of Peru and subsection d) of Article 91 of the Congress Regulations, I hereby order to notify the Presidency of the Council of Ministers for the publication and execution thereof.

In Lima on the twenty-eighth day of the month of April, year two thousand and six.

MARCIAL AYAIPOMA ALVARADO

President of the Congress of the Republic

GILBERTO DÍAZ PERALTA

Second Vice President of the Congress of the Republic

Lima, Tuesday, May 23, 2006

EL PERUANO OFFICIAL GAZETTE

LEGAL ENACTMENTS

LAW No. 28742

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic has passed the following Law:

THE CONGRESS OF THE REPUBLIC;

Has passed the following Law:

LAW FACILITATING THE FINANCING

OF PRIVATE INVESTMENT PROMOTION AND

CONCESSIONS PROCESSES

Article 1: Amendment of Article 55 of Law No. 28563.

Replace Article 55 of the General Law for the National System of Indebtedness, Law No. 28563, same which hereinafter shall be written in the following terms:

“Article 55: Rule of prudence and registration of liabilities

55.1 The annual flow of the financial, firm and contingent commitments for which the National Government is responsible, deriving from private investment promotion and concessions processes, in no case may exceed 0.5% of the Gross Domestic Product.

55.2 The National Directorate for Public Indebtedness makes registrations for statistical purposes any financial, firm and contingent commitments of the National Government deriving from the agreements signed within the framework of the private investment promotion and concessions processes.”

Article 2: References

Any reference to Urgency Decree No. 016-2005 in the legal norms enacted during its period in force should be understood as referred to this Law.

FINAL PROVISION

Single Provision: The Ministry for the Economy and Finance, through the National Directorate for Public Indebtedness shall enact any regulatory provisions for the better application of this Law.

DEROGATING PROVISION

SINGLE PROVISION:- Second paragraph of Sixth Supplementary and Temporary Provision of Law No. 28563 and any other legal and regulatory provisions opposing the provisions set forth in this Law or limiting the application thereof, are hereby derogated.

Notify the President of the Republic for its promulgation.

In Lima on the twenty-eighth day of the month of April, year two thousand and six.

MARCIAL AYAIPOMA ALVARADO

President of the Congress of the Republic

GILBERTO DÍAZ PERALTA

Second Vice President of the Congress of the Republic

THE CONSTITUTIONAL PRESIDENT OF THE REPUBLIC

NOW THEREFORE:

I order its publication and execution.

Given in the Government House in Lima on the twenty-second day of the month of May, year two thousand and six.

ALEJANDRO TOLEDO

Constitutional President of the Republic

PEDRO PABLO KUCZYNSKI GODARD

President of the Council of Ministers

Lima, Tuesday, December 12, 2006

GOVERNMENT LEGISLATION

OFFICIAL GAZETTE EL PERUANO

LAW No. 28928

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic has passed the following Law:

THE CONGRESS OF THE REPUBLIC;

Has passed the following Law:

PUBLIC SECTOR INDEBTEDNESS LAW

FOR 2007 FISCAL YEAR

TITLE I

PURPOSE OF THE LAW

Article 1: General Law

For the purposes of this Law, references made to the General Law shall imply Law No. 28563, the General Law for the National System of Indebtedness and amendments thereto.

(…)

FINAL PROVISIONS

ONE: Paragraph 16.1 of Article 16 and paragraph 54.2 of Article 54 of the General Law, are hereby amended with the following text:

“16.1 Any contracts and agreements associated with the National Government’s indebtedness and debt management operations are subscribed by the Minister for the Economy and Finance, the National Directorate for Public Indebtedness officer designated by the Minister, or the officer of the Republic Diplomatic Service designated for such purpose, at the request of the Minister for the Economy and Finance.

54.2 The granting or contracting of guaranties may be performed in order to back the concessionaire’s obligations deriving from loans or bonds issued to finance any projects stipulated in the respective concession agreement. Contracting such guaranties may only involve multilateral credit organizations. In addition, the granting of guaranties may be carried out in order to back payment obligations under the responsibility of the grantor, in the case the grantor be a regional government or local government”.

SECOND: Paragraph 57 of the General Law is hereby amended with the following text:

“Article 57: Representation before the IBRD and BID

57.1 The Minister for the Economy and Finance is the Chief Governor of the Republic of Peru to the International Bank for Reconstruction and Development – IBRD and the Inter-American Development Bank – IDB, while the Vice Minister of Finance shall be the Alternate Governor, in both cases.

57.2 The Alternate Director representing the holders of the Peruvian Public Sector for the Series “B” shares in the Corporación Andina de Fomento – CAF, shall be the Vice Minister of Finance”.

THREE: Prior approval by the Council of Ministers, referred to in paragraph 19.2 of Article 19 of the Law No. 28563, the General Law for the National System of Indebtedness, shall be evidenced by a document signed by the General Secretary of the Council of Ministers, wherein he shall certify that at a meeting of the Council of Ministers the approval was granted for the beginning of the negotiations with respect to a foreign indebtedness operation.

FOUR This Law shall enter into effect on January 1, 2007.

Notify the President of the Republic for its promulgation.

In Lima on the thirtieth day of the month of November, year two thousand and six.

MERCEDES CABANILLAS BUSTAMANTE

President of the Congress of the Republic

JOSÉ VEGA ANTONIO

First Vice President of the Congress of the Republic

THE CONSTITUTIONAL PRESIDENT OF THE REPUBLIC

NOW THEREFORE:

I order its publication and execution.

Given in the Government House in Lima on the eleventh day of the month of December, year two thousand and six.

ALAN GARCÍA PÉREZ

Constitutional President of the Republic

JORGE DEL CASTILLO GÁLVEZ

President of the Council of Ministers

Lima, Monday, December 10, 2007

GOVERNMENT LEGISLATION

OFFICIAL GAZETTE EL PERUANO

THE CONGRESS OF THE REPUBLIC

LAW No. 29143

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic has passed the following Law:

THE CONGRESS OF THE REPUBLIC;

Has passed the following Law:

PUBLIC SECTOR INDEBTEDNESS LAW

FOR 2008 FISCAL YEAR

TITLE I

PURPOSE OF THE LAW

Article 1: General Law

For the purposes of this Law, references made to the General Law shall imply Law No. 28563, the General Law for the National System of Indebtedness and amendments thereto.

(…)

FINAL PROVISIONS

ONE: Subsection a) of Article 11, paragraph 17.3 of Article 17 and paragraph 46.1 of Article 46 of the General Law, are hereby amended with the following text:

“Article 11: (…)

a) The maximum amount for indebtedness operations to be agreed by the national government during any one (1) fiscal year, in accordance with the goals established in the applicable Multi-annual Macroeconomic Framework.

“Article 17: (…)

17.3 To determine the maximum amount of indebtedness operations in each fiscal year, consideration must be given to the objectives and policies of the current Annual Indebtedness and Debt Management Program, as well as the goals set forth in the applicable Multi-annual Macroeconomic Framework.

“Article 46: (…)

46.1 The hiring of legal and financial advisory services and other specialized services, directly or indirectly linked with the purpose of this Law, shall be conducted by the Ministry for the Economy and Finance in accordance with procedures established by supreme decree with the favorable vote of the Council of Ministers. Only in case of a loophole or deficiency in the said procedures, the provisions set forth in the norms governing State contracting and acquisitions shall be supplementarily applied.”

TWO: Paragraph 19.3 is hereby added to Article 19 of the General Law, with the following text:

“19.3 The prior approval by Council of Ministers indicated in paragraph 19.2, shall be accredited by document signed by the General Secretary of the Council of Ministers, whereby he certifies that in Council of Ministers Meeting, approval was granted for the commencement of transactions to proceed with external public indebtedness.”

THREE: Seventh Supplementary and Temporary Provision is hereby added to the General Law, with the following text:

“SEVEN: In the case of public indebtedness transactions entered into by public entities and bodies, the prior report by the General Comptroller’s Office of the Republic referred to in subsection l) of article 22 of Law 27785, Organic Law of the National Control System and General Comptroller’s Office of the Republic must be issued within five (5) business days following the date of receipt of the application by the control body, under liability of the principal.”

FOUR: Ninth Supplementary and Temporary Provision is hereby added to the General Law, with the following text:

“NINE: Acquisitions and contracts for goods and services within the scope of external indebtedness transactions and donations associated with such transactions, shall be subject to the provisions of the respective loan and donation contracts.”

FIVE: Tenth Supplementary and Temporary Provision is hereby added to the General Law, with the following text:

“TEN: Any indebtedness operations agreed upon the trusts constituted by the regional and local governments shall be governed by the provisions set forth in Chapter I, Title VII of the General Law.”

SIX: Eleventh Supplementary and Temporary Provision is hereby added to the General Law, with the following text:

“ELEVEN: Regional governments may negotiate internal indebtedness transactions up to a maximum amount equivalent to the given resources available for public investment budgeted during the mandate period of the respective authority, as per the projections established within the Multi-annual Macroeconomic Framework, in accordance with the provisions set forth in the Fiscal Decentralization Law, Legislative Decree No. 955, and the Fiscal Responsibility and Transparency Law, Law 27245 and amendments thereto.

SEVEN This Law shall enter into effect on January 1, 2008.

Notify the President of the Republic for its promulgation.

In Lima on the thirtieth day of the month of November, year two thousand and seven.

LUIS GONZALES POSADA EYZAGUIRRE

President of the Congress of the Republic

ALDO ESTRADA CHOQUE

First Vice President of the Congress of the Republic

THE CONSTITUTIONAL PRESIDENT OF THE REPUBLIC

NOW THEREFORE:

I order its publication and execution.

Given in the Government House in Lima on the eighth day of the month of December, year two thousand and seven.

ALAN GARCÍA PÉREZ

Constitutional President of the Republic

JORGE DEL CASTILLO GÁLVEZ

President of the Council of Ministers

Lima, Tuesday, May 13, 2008

EL PERUANO OFFICIAL GAZETTE

LEGAL ENACTMENTS

EXECUTIVE POWER

LEGISLATIVE DECREE No. 1012

LEGISLATIVE DECREE APPROVING THE FRAMEWORK LAW OF

PUBLIC – PRIVATE PARTNERSHIPS FOR THE CREATION OF

PRODUCTIVE EMPLOYMENT AND ISSUING PROVISIONS TO SPEED UP

PRIVATE INVESTMENT PROMOTION PROCESSES.

(…)

TITLE III

GUARANTEES, COMMITMENTS,

REGISTRATION AND CEILINGS

(…)

Article 13.- Ceiling

The stock accumulated by quantifiable firm and contingent commitments, net of income, assumed by the non-financial public sector in APP contracts, calculated at current value, may not exceed 7% of the Gross Domestic Product.

This ceiling may be reviewed every three (3) years, and it may be amended by Supreme Decree, countersigned by the Minister for the Economy and Finance, taking into account the country’s infrastructure and public utility requirements as well as the impact of commitments made on the sustainability of public finances.

(…)

SUPPLEMENTARY DEROGATING PROVISIONS

One: Paragraph 55.1 of Article 55 of Law No. 28563, General Law for the National System of Indebtedness, as well any other legal and regulatory provisions opposing the provisions set forth in this Legislative Decree or limiting the application thereof, are hereby derogated.

(…)

Given in the Government House in Lima on the twelfth day of the month of May, year two thousand and eight.

ALAN GARCÍA PÉREZ

Constitutional President of the Republic

JORGE DEL CASTILLO GÁLVEZ

President of the Council of Ministers

LUIS CARRANZA UGARTE

Minister for the Economy and Finance

EL PERUANO OFFICIAL GAZETTE

Lima, Thursday, December 11, 2008

LAW N° 29290

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic has passed the following Law:

THE CONGRESS OF THE REPUBLIC;

Has passed the following Law:

LAW ON PUBLIC SECTOR INDEBTEDNESS FOR FISCAL YEAR 2009

TITLE I

PURPOSE OF THE LAW

Article 1.- General Law

For the purposes of this Law, General Law shall mean Law N° 28563, General Law of the National Indebtedness System and its amendments.

(…)

AMENDING PROVISIONS

ONE.- Article 57 of the General Law is amended as follows:

“Article 57.- Representation before the IBRD, IADB and CAF

57.1 The Ministry of Economy and Finance is the Permanent Governor of the Republic of Peru before the Inter-American Development Bank (IADB) and the International Bank for Reconstruction and Development, as well as the Permanent Director of the Series “A” Shares in the Andean Development Corporation (CAF, for its initials in Spanish); and the Vice Minister of Treasury is the Alternate Governor or Deputy Director, as the case may be, in said multi-lateral entities.

57.2 The Deputy Director that represents the holders of the Public Sector of Peru of Series “B” Shares in the Andean Development Corporation (CAF) is the Vice Minister of Economy.”

TWO.- Chapter VI shall be added to Title VII of the General Law, as follows:

“CHAPTER VI ATTENTION OF DISASTERS AND EMERGENCY SITUATIONS

Article 59.- Contingent financing and hedging mechanisms in case of natural, technological disasters and financial crisis

59.1 The Ministry of Economy and Finance, through the National Directorate of Public Indebtedness, is authorized to negotiate and enter into contingent financing, such as lines of credit, indebtedness operations, as well as hedging instruments already existing or which the market may develop, intended to obtain resources in the event of a natural and/or technological disaster, to use them in financing the rehabilitation and reconstruction of the infrastructure and public utilities located in the zones that had been affected or devastated by said disasters and immediately meeting the needs of the affected population, as well as to mitigate the risks of emergency situations and economic crisis in the country.

59.2 The contracting of said contingent financing and hedging instruments with multi-lateral credit organizations are exempted from the rules regarding State contracting and procurement. If said contracting is made with other financial entities, they shall be made according to a procedure that will be established by a supreme decree with the approving vote of the Council of Ministers and countersigned by the President of the Council of Ministers and the Minister of Economy and Finance.

59.3 The contracting of the financing operations mentioned in sections 59.1 and 59.2 is not subject to the limits or the procedures of approval for indebtedness operations established by the General Law and the Public Sector Indebtedness Law for each fiscal year.

59.4 The Ministry of Economy and Finance will inform the Congress of the Republic about the hedging operations and instruments mentioned in sections 59.1, 59.2 and 59.3, within forty five (45) business days from the execution of the corresponding contracts.

59.5 The scope of this Chapter does not comprise the taking out of specific policies and insurance against the risk of natural and technological disasters by public entities to insure their real and personal properties.

Article 60.- Approval

Contingent financing and hedging instruments mentioned in article 59 will be approved by a supreme decree with the approving vote of the Council of Ministers and countersigned by the President of the Council of Ministers and the Minister of Economy and Finance.

Article 61.- Payment of service and other expenses

The repayment, interest, commissions and other expenses generated by the entry into of the contingent financing, as well as other costs arising from the contracting of the hedging instruments indicated in article 59 of this legal rule, shall be borne by the Ministry of Economy and Finance, charged against the budget resources allocated to the payment of the public debt service.”

THREE.- Title VIII shall be added to the General Law, as follows:

“TITLE VIII SHORT-TERM INDEBTEDNESS

Article 62.- Definition

Short-term indebtedness operations are the financing operations subject to reimbursement agreed with the creditor at terms shorter than or equal to one (1) year, which repayment period ends in the fiscal year following the one of their entry into. These operations may be carried out under the modality of loans, issuance of securities and purchase of capital assets in installments. These operations are within the scope of the National Indebtedness System and shall be governed by this Title. The National Directorate of Public Indebtedness shall issue the necessary rules for the adequate implementation of the provisions of this Title.

Article 63.- Application

Short-term indebtedness operations shall be applied to finance investment projects and to the purchase of capital assets.

Article 64.- Authorization

64.1 Short-term indebtedness operations in the case of the National Government are previously authorized by a ministerial resolution of Economy and Finance.

64.2 In the case of regional governments, local governments and non-financial companies, these operations are authorized by the highest administrative authority of the corresponding entity, under its responsibility.

Article 65.- Registration

The entities shall inform the National Directorate of Public Indebtedness of the Ministry of Economy and Finance about the agreement of short-term indebtedness operations, their disbursement and payment, in the terms and conditions established by said National Directorate.

Article 66.- State-owned financial companies

Short-term indebtedness operations agreed by State-owned financial companies are exempted from the provisions of articles 63, 64 and 65.

FOUR.- Supplemental and transitory provision twelve shall be added to the General Law, as follows:

“TWELVE.- The public entities contemplated in article 2 of this General Law are prohibited from arranging indebtedness operations to finance public investment projects when their purpose is mainly institutional strengthening.”

Be this communicated to the President of the Republic for its enactment.

In Lima, on the thirtieth day of November, 2008

JAVIER VELÁSQUEZ QUESQUÉN

President of the Congress of the Republic

ÁLVARO GUTIÉRREZ CUEVA

Second Vice President of the Congress of the Republic

TO THE CONSTITUTIONAL PRESIDENT OF THE REPUBLIC

THEREFORE:

Be this published and complied with.

Given in the House of Government, in Lima, on the tenth day of December, 2008

ALAN GARCÍA PÉREZ

Constitutional President of the Republic

YEHUDE SIMON MUNARO

President of the Council of Ministers

Lima, Tuesday, December 8, 2009

GOVERNMENT LEGISLATION

OFFICIAL GAZETTE EL PERUANO

LAW No. 29466

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic has passed the following Law:

THE CONGRESS OF THE REPUBLIC;

Has passed the following Law:

PUBLIC SECTOR INDEBTEDNESS LAW

FOR 2010 FISCAL YEAR

TITLE I

PURPOSE OF THE LAW

Article 1: General Law

For the purposes of this Law, references made to the General Law shall imply Law No. 28563, the General Law for the National System of Indebtedness and amendments thereto.

(…)

AMENDING PROVISIONS

ONE: Article 10, paragraph 19.2 of the General Law is hereby amended by the following text:

“19.2 The procedures by the National Directorate for Public Indebtedness for the negotiation of the National Government’s foreign indebtedness operations may only be started after the approval of the Council of Ministers; except in the case of the operations used to support the balance of payments and loans, in which such procedures may only be started on the initiative of the Ministry for the Economy and Finance”.

TWO: Amend Article 64, paragraph 64.2 of the General Law, to read as follows:

“64.2 In the case of regional governments and local governments, these operations are authorized by resolution of the Regional Council or the Municipal Council, as the case may be. With respect to non-financial companies, the authorization must be issued by the highest administrative authority of the appropriate entity under the liability thereof.”

THREE: Add the Thirteenth, Fourteenth and Fifteenth Supplementary and Temporary Provisions to the General Law to read as follows:

“THIRTEEN: Authorize the Ministry for the Economy and Finance so that, through ministerial resolution, may perform a new composition of the amounts in the structure of the “Resources by Official Credit Operations” Financing Source used to expenses for the service of public debt during a fiscal year, within the entire budget credit provided for such financing source in the respective fiscal period.

FOURTEEN: Authorize the Ministry for the Economy and Finance to restructure, by Supreme Decree, the amounts in the financing sources to cover expenses related to the service of public debt for a given fiscal period, prior evaluation of the execution and projection of public revenues and expenses, within the entire budget credit provided for the service of the public debt provided for in the said body in the respective fiscal period.

FIFTEEN.- Any scheduling, procuring, negotiation, approval, subscription and registration of non-reimbursable international cooperation of a technical or financial nature associated with indebtedness operations granted in favor of entities belonging to the National Government, regional governments or local governments, shall be the responsibility of the Ministry for the Economy and Finance.

Such non-reimbursable international cooperation shall be approved by Supreme Resolution of the Ministry for the Economy and Finance.

FOUR: Amend Articles 59, 60 and 61 of the General Law and the amendments thereto same which shall read as follows:

“Article 59: Contingent financing and instruments to obtain resources in cases of natural disasters, technological disasters and financial and economic crises

59.1	The Ministry for the Economy and Finance, through the National Directorate for Public Indebtedness, is hereby authorized to negotiate and enter into agreements relating to contingent financing, such as credit lines, indebtedness operations, and other instruments, whether existing or developed by the market, which purpose is to secure resources in the possible occurrence of a natural or technological disaster, to be used to finance any rehabilitation and reconstruction of infrastructure and public services located in areas, which may be eventually affected or devastated by such disasters and provide immediate assistance to the needs of the affected population, and to mitigate risks resulting from emergency situations and financial and economic crises in the country.

59.2	Contracts associated with the mentioned contingent financing and other instruments related to multilateral credit organizations are exempted from norms relative to State contracts and acquisitions. If such contracts are entered into with other financial institutions, this must be done in accordance with a procedure to be established by Supreme Decree with the favorable vote of the Council of Ministers, and countersigned by the Prime Minister and the Minister for the Economy and Finance.

59.3	The financing contracts stipulated in the said Paragraphs 59.1 and 59.2 shall not be subject to the approval limits or procedures prescribed for the indebtedness operations provided for by the General Law and the Public Sector Indebtedness Law for each fiscal year.

59.4	The Ministry for the Economy and Finance shall report to Congress of the Republic on the operations and instruments referred to in Paragraphs 59.1, 59.2 and 59.3, within forty-five (45) business days following the execution of the corresponding contracts.

59.5	This Chapter’s scope does not include the taking of specific natural and technological disaster risk insurance on the part of public entities in their effort to insure their movable and immovable property.

Article 60: Approval

The contingent financing and other instruments mentioned in Article 59 shall be approved by Supreme Decree with the favorable vote of the Council of Ministers, and countersigned by the President of the Council of Ministers and the Minister for the Economy and Finance.

Article 61: Payment of debt service and other expenses

Amortization and interest, commission and other expenses incurred as a result of the execution of the contingent financing contracts, as well as any other costs originated from the acquisition of such instruments mentioned in Article 59 hereof, shall be assumed by the Ministry for the Economy and Finance, charged to the budget funds allocated to the payment of public debt service.’

FIVE: Add the Sixteenth Supplementary and Temporary Provision to the General Law to read as follows:

“SIXTEEN: Reimbursements in favor of the National Government, corresponding to commitments generated within the scope of operations carried out under the National Indebtedness System, are carried out by the creation of a trust.”

DEROGATORY PROVISIONS

(…)

TWO: Derogate subsection c), paragraph 20.1 of Article 20 of the General Law.

Notify the President of the Republic for its promulgation.

In Lima on the thirtieth day of the month of November, year two thousand and nine.

LUIS ALVA CASTRO

President of the Congress of the Republic

CECILIA CHACÓN DE VETTORI

First Vice President of the Congress of the Republic

THE CONSTITUTIONAL PRESIDENT OF THE REPUBLIC

NOW THEREFORE:

I order its publication and execution.

Given in the Government House in Lima on the seventh day of the month of December, year two thousand and nine.

ALAN GARCÍA PÉREZ

Constitutional President of the Republic

JAVIER VELASQUEZ QUESQUÉN

President of the Council of Ministers

Lima, Thursday, December 9, 2010

EL PERUANO OFFICIAL GAZETTE

LEGAL ENACTMENTS

LAW No. 29627

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic

has passed the following Law:

THE CONGRESS OF THE REPUBLIC;

Has passed the following Law:

PUBLIC SECTOR INDEBTEDNESS LAW

FOR 2011 FISCAL YEAR

TITLE I

PURPOSE OF THE LAW

Article 1: General Law

For the purposes of this Law, references made to the General Law shall imply Law No. 28563, the General Law for the National System of Indebtedness, and amendments thereto.

(……….)

SUPPLEMENTARY AMENDING PROVISIONS

ONE: Incorporate Paragraph 1.5 in Article 1 of the General Law, including the following text:

“Article 1.- (…)

1.5	Regulate matters concerning short-term indebtedness operations and Treasury Bills, which are exclusively and respectively governed by the provisions of Title VIII and Title IX of this General Law”.

TWO: Incorporate subsection h) in Paragraph 3.1 of Article 3; and subsection e) in Article 11 of the General Law, including the following text:

“Article 3.- (…)

h)	Other similar operations, including those resulting from the combination of one or more of the modalities mentioned in the preceding subsections.

Article 11.- (…)

e)	The maximum amount of the outstanding balance at the close of each fiscal year due to the issuing of Treasury Bills.”.

THREE: Subsection i) of Article 7 of the General Law is hereby amended by the following text:

“Article 7.- (…)

i)	Issue expert opinion on government indebtedness solely and exclusively in the public sector.”.

FOUR: Subsection a), paragraph 20.1 of Article 20 of the General Law is hereby amended by the following text:

“Article 20. (…)

a)	Application by the principal of the sector to which the Executing Unit belongs, together with a favorable technical-economic report. The presidents of the regional governments should submit their application accompanied by a copy of the resolution evidencing the approval of the Regional Council; in turn, local government mayors should submit their application accompanied by a copy of the resolution evidencing the approval of the Municipal Council. In both cases, a favorable opinion of the sector related to the project shall be attached thereto, if required, as well as the favorable technical-economic report including an analysis of the entity payment capacity to satisfy the subject matter debt.

FIVE: Subsection a), paragraph 21.1 of Article 21 of the General Law is hereby amended by the following text:

“Article 21. (…)

21.1	The national government’s indebtedness operations, as well as any modifications which have not been included in the respective agreement, shall be approved by supreme decree, with the favorable vote of the Council of Ministers, countersigned by the Minister of Economy and Finance and by the Minister of the corresponding sector.

In the case of indebtedness operations agreed by the National Government in favor of regional governments and local governments, the relevant Supreme Decree has the approval of the Council of Ministers and countersigned by the Minister of Economy and Finance”.

SIX: Article 23 of the General Law is hereby amended by the following text:

“Article 23: Bond issue in foreign and domestic markets

Indebtedness operations in the form of bond issues and the placement of bonds, securities and obligations establishing foreign and internal loans approved in accordance with the provisions of this Law, shall be called “empréstito”.

Such bond issue (empréstito) may be placed in one or more tranches, for the respective fiscal year. The National Directorate for Public Indebtedness is empowered to authorize such loans through directorial resolutions.

In the case of domestic bond issue outside the framework of the Market Makers Program, it may be made in one or more fiscal years.”.

SEVEN: Paragraph 24.1 of Article 24 of the General Law is hereby amended by the following text:

“Article 24. (…)

24.1	Any agreements related to credit lines should specify, among other matters, the objectives and total amount and in the case they are defined, the applicable financial conditions.”

EIGHT: Paragraph 59.1 of Article 59 of the General Law is hereby amended by the following text:

“Article 59. (…)

59.1

The Ministry of Economy and Finance, through the National Directorate for Public Indebtedness, is hereby authorized to negotiate and enter into agreements relating to contingent financing, such as credit lines, indebtedness operations and other instruments, whether existing or developed by the market, which purpose is to secure resources in the possible occurrence of a natural or technological disaster, to be used to finance any rehabilitation and reconstruction of public infrastructure and utilities located in areas, which may be eventually affected or devastated by such disasters, including any pre-investment studies required thereat, and provide immediate assistance to the needs of the affected population, as well as to mitigate risks resulting from emergency situations and financial and economic crises in the country.”

NINE: Let the Paragraph 37.4 in Article 37 of the General Law be incorporated, the text of which is as follows:

“Article 37. (…)

37.4	In the event that market conditions are not favorable for the Peruvian State to obtain the anticipated partial or total financing to implement the public debt management operations to be adopted under this Law, the National Treasury Department is authorized through Supreme Decree with the approval of the Council of Ministers and countersigned by the Prime Minister and by the Minister of Economy and Finance, to transfer to the National Directorate for Public Indebtedness of the Ministry of Economy and Finance, as temporary support, the amounts required for such purpose.

Once these market conditions improve, the National Directorate for Public Indebtedness implements the projected financing for the debt management operation and proceeds to repay, with no interest, the amounts provided by the National Treasury.”.

TEN: Let Title IX of the General Law be incorporated, the text of which is as follows:

“TITLE IX

ISSUANCE AND PLACEMENT OF PUBLIC TREASURY BILLS

Article 67:- Definition

67.1	Public Treasury Bills are securities issued by the Ministry of Economy and Finance, with terms of less than one (1) year, with the purpose of financing seasonal needs of the cash budget, and to promote capital market development.

67.2	The Public Treasury Bills issued and placed do not constitute public indebtedness transactions, being governed exclusively by the provisions of this title.

Article 68. Issuance and placement

68.1	The National Directorate for Public Indebtedness is authorized to conduct the issuance and placement of Public Treasury Bills.

68.2	The Public Treasury Bills issued, placed and redeemed within the fiscal year have not effect on the budget, except for the portion corresponding to the balance due on these securities as at the close of each fiscal year.

68.3	The Ministry of Economy and Finance, by Supreme Decree approved by the Minister of Economy and Finance, issues supplementary regulations and standards for the issuance and placement of the securities referred to in this Article.

Article 69. Maximum amount

The Public Sector Indebtedness Law which is annually approved, sets the maximum amount of the balance due at the end of each fiscal year for the issuing of Public Treasury Bills.

Article 70. Approval

Public Treasury Bills issues are approved by directorial resolution issued by the National Directorate for Public Indebtedness.

Article 71. Payment

Payment for the retention of Public Treasury Bills is carried out by the National Directorate for Public Indebtedness”.

ELEVEN. Amend subsection d) of paragraph 4.1, Article 4 of Law No. 28455, Law for the Creation of the Fund for the Armed Forces and Peruvian National Police, as follows:

“Article 4.- (…)

d)	Payment the debt service arising from public indebtedness transactions that National Government agrees to finance, as indicated in subsections a), b) and c) above, as well as the payment of management operations carried out with this debt”.

TWELFTH: Incorporate the Seventeenth Supplementary Temporary Provision to the General Law, which reads as follows:

“SEVENTEENTH: Within the provisions of Article 3 of this Law, the Ministry of Economy and Finance is authorized to enter into indebtedness transactions that are intended to finance the achievement of goals for which financing is provided for by the public sector’s budget law for a certain fiscal year financing source for Regular Resources. This provision also applies to obtain the financing of public debt management operations. Such transactions are approved subject to the provisions of the General Law, as may be applicable, as determined by the National Directorate for Public Indebtedness”.

THIRTEENTH: Incorporate the Eighteenth Supplementary Temporary Provision to the General Law, which reads as follows:

“EIGHTEENTH: Indebtedness operations carried out for each fiscal year by Petróleos del Perú (PETROPERÚ S.A.) without National Government guarantee, shall be subject to the provisions of Title IV of this Law”.

SUPPLEMENTARY DEROGATORY PROVISIONS

ONE: Derogate Articles 37, 38, 39, 40, 41 and paragraph 36.2 of Article 36 of Law No. 28693, General Law of the National Treasury System.

TWO: Derogate paragraphs two and three of Article 29 of Law No. 28112, Master Law of the Public Sector Financial Administration.

Notify the President of the Republic for its promulgation.

In Lima on the thirtieth day of the month of November, year two thousand and ten.

CÉSAR ZUMAETA FLORES

President of the Congress of the Republic

ALDA LAZO RÍOS DE HORNUNG

Second Vice President of the Congress of the Republic

THE CONSTITUTIONAL PRESIDENT OF THE REPUBLIC

NOW THEREFORE:

I order its publication and execution.

Given in the Government House in Lima on the eighth day of the month of December, year two thousand and ten.

ALAN GARCÍA PÉREZ

Constitutional President of the Republic

JOSÉ ANTONIO CHANG ESCOBEDO

President of the Council of Ministers

Lima, Friday, December 9, 2011

EL PERUANO OFFICIAL GAZETTE

LEGAL ENACTMENTS

LAW No. 29814

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic

has passed the following Law:

THE CONGRESS OF THE REPUBLIC;

Has passed the following Law:

PUBLIC SECTOR INDEBTEDNESS LAW

FOR 2012 FISCAL YEAR

CHAPTER I

PURPOSE OF THE LAW

Article 1: General Law

For the purposes of this Law, references made to the General Law shall imply Law No. 28563, the General Law for the National System of Indebtedness, and amendments thereto.

Article 2: Purpose of the Law

2.1	This Law shall determine:

a)	The maximum amount and the general destination for foreign and domestic indebtedness operations which the National Government may agree for the Public Sector during the 2012 fiscal year; and,

b)	The maximum amount of guarantees which the National Government may grant or contract during the said year to meet any requirements deriving from the promotion processes for the private investment and concessions.

c)	The maximum amount of the balance owed as of the closing of the 2012 fiscal year for the issuance of Public Treasury bills.

2.2	In addition, this law shall regulate other aspects included in the General Law and, on a supplementary manner, several subjects linked thereto.

CHAPTER II

GENERAL PROVISION

Article 3: Commission

The annual commission, the charge of which is authorized to the Ministry of Economy and Finance in article 27 of the General Law, shall be equal to 0.1% on the balance owed from the corresponding operation.

CHAPTER III

MAXIMUM AMOUNTS AUTHORIZED FOR

FOREIGN AND DOMESTIC INDEBTEDNESS OPERATIONS

Article 4: Maximum Indebtedness Amount

4.1	The National Government is hereby authorized to agree foreign Indebtedness operations for up to an amount equivalent to US$2,230,250,000.00 (TWO THOUSAND TWO HUNDRED AND THIRTY MILLION TWO HUNDRED AND FIFTY THOUSAND AMERICAN DOLLARS ONLY) for:

a)	Economic and social sectors up to US$1,219,700,000.00 (ONE THOUSAND TWO HUNDRED AND NINETEEN MILLION SEVEN HUNDRED THOUSAND AMERICAN DOLLARS ONLY)

b)	Support to balance of payments up to US$1,010,550,000.00 ONE THOUSAND TEN MILLION FIVE HUNDRED AND FIFTY THOUSAND AMERICAN DOLLARS ONLY)

4.2	The National Government is hereby authorized to agree domestic indebtedness operations for up to an amount not exceeding S/.2,632,580,000.00 (TWO THOUSAND SIX HUNDRED AND THIRTY-TWO MILLION FIVE HUNDRED AND EIGHTY THOUSAND NUEVOS SOLES), as follows:

a)	Economic and social sectors up to S/. 606,000,000.00 (SIX HUNDRED AND SIX MILLION 00/100 NUEVOS SOLES)

b)	Support to balance of payments up to S/.1,925,000,000.00 (ONE THOUSAND NINE HUNDRED AND TWENTY-FIVE MILLION 00/100 NUEVOS SOLES)

c)	ONP Bonds up to S/.101,580,000.00 (ONE HUNDRED AND ONE MILLION FIVE HUNDRED AND EIGHTY THOUSAND 00/100 NUEVOS SOLES)

4.3	The Ministry of Economy and Finance, reporting to the Budget and General Account Commission of Congress of the Republic, may reassign any amounts of indebtedness set forth in subsection b) of paragraph 4.1 and subsection b) of paragraph 4.2, not exceeding the total sum of the maximum amount established by this Law for the foreign indebtedness and domestic indebtedness.

CHAPTER IV

REGIONAL GOVERNMENTS AND LOCAL GOVERNMENTS

INDEBTEDNESS

Article 5: Credit Qualification

A favorable credit qualification referred to in article 50 of the General Law shall be necessary when the amount of indebtedness, individual or accumulated, from the respective regional government or local government, with or without guarantee by the National Government, during the 2012 fiscal year, exceeds the equivalent to the sum of US$15,000,000.00 (FIFTEEN MILLION 00/100 NUEVOS SOLES).

CHAPTER V

NATIONAL GOVERNMENT GUARANTEES WITHIN THE

FRAMEWORK OF PROMOTION PROCESSES FOR

PRIVATE INVESTMENT AND CONCESSIONS

Article 6: Maximum Amount

The National Government is hereby authorized to grant or contract guarantees to support obligations deriving from the promotion processes for the private investment and concessions for up to an amount not exceeding US$ 923,000.000.00 (NINE HUNDRED AND TWENTY-THREE MILLION AMERICAN DOLLARS ONLY), plus the General Sales Tax (IGV), or the equivalent thereof in local currency, in accordance with the provisions set forth in paragraph 22.3 of Article 22 and paragraph 54.5 of Article 54 of the General Law.

CHAPTER VI

ISSUANCE OF TREASURY BILLS

Article 7: Issuance of Treasury Bills

For the fiscal year 2012, the maximum amount of the balance owed as of December 31, 2012, for the issuance of Treasury Bills, may not exceed S/. 400,000,000.00 (FOUR HUNDRED MILLION 00/100 NUEVOS SOLES)

FINAL SUPPLEMENTARY PROVISIONS

ONE: Any companies and the shareholders thereof backed by the State to secure funds from abroad, which due to non-compliance with such obligations, have turned into public debt, may not be bidders, contractors or participants in acts involving the promotion of investment carried out by the State, until such time as they fully honor their State debt.

TWO: The proposal for the Sixteenth Replenishment of the resources for the International Development Association (IDA), a World Bank institution, is hereby approved under the terms established in Resolution No. 227, approved on April 27, 2011 by the Association Governors Board.

Within the framework of the said replenishment of resources, the Republic of Perú shall contribute the amount of US$ 15,500,000.00 (FIFTEEN MILLION FIVE HUNDRED THOUSAND AMERICAN DOLLARS ONLY) to be paid in three annual installments.

THREE: The selective increase of the capital stock authorized by the International Bank for Reconstruction and Development (IBRD) totaling US$27,791,167,490.00 (TWENTY-SEVEN THOUSAND SEVEN HUNDRED AND NINETY-ONE MILLION ONE HUNDRED AND SIXTY-SEVEN THOUSAND FOUR HUNDRED AND NINETY AMERICAN DOLLARS ONLY), under the terms established in Resolution No. 612, approved on March 16, 2011 by the Association Governors Board.

Within the framework of this capital increase, the Republic of Peru shall subscribe 738 shares, with a total value of US$ 89,028,630.00 (EIHGTY-NINE MILLION TWENTY-EIGHT THOUSAND SIX HUNDRED AND THIRTY AMERICAN DOLLARS ONLY), for which it shall pay US$ 5,341,717.80 (FIVE MILLION THREE HUNDRED AND FORTY-ONE THOUSAND SEVEN HUNDRED AND SEVENTEEN AMERICAN DOLLARS AND EIGHTY CENTS, corresponding to 6% of the total value, paid off in four annual installments.

FOUR: The general increase of the capital stock authorized by the International Bank for Reconstruction and Development (IBRD) totaling US$58,399,644,770.00 (FIFTY-EIGHT THOUSAND THREE HUNDRED AND NINETY-NINE MILLION SIX HUNDRED AND FORTY-FOUR THOUSAND SEVEN HUNDRED AND SEVENTY AMERICAN DOLLARS ONLY), under the terms established in Resolution No. 613, approved on March 16, 2011 by the Association Governors Board.

Within the framework of this capital increase, the Republic of Peru shall subscribe 1 622 shares, with a total value of US$ 195,669,970.00, (ONE HUNDRED AND NINETY-FIVE MILLION SIX HUNDRED AND SIXTY-NINE THOUSAND NINE HUNDRED AND SEVENTY AMERICAN DOLLARS ONLY) for which it shall pay US$ 11,740,198.20 (ELEVEN MILLION SEVEN HUNDRED AND FORTY THOUSAND ONE HUNDRED AND NINETY-EIGHT AMERICAN DOLLARS WITH TWENTY CENTS), corresponding to 6% of the total value, paid off in five annual installments.

FIVE: Let the transfer in favor of the Ministry of Economy and Finance, of whole obligations under the Ministry of Transport and Communications for the debt of the latter with Empresa Nacional de Ferrocarriles S.A. - Enafer, under Liquidation, arising from the purchase of the 70,786 (SEVENTY THOUSAND SEVEN HUNDRED EIGHTY-SIX) sleepers, approved by Supreme Decree 019-87-TC, subject to the suspensive condition that the Private Investment Promotion Agency - Proinversión and the National Fund for Financing State Enterprise Activity - Fonafe, transfer to the Ministry of Economy and Finance, the whole debt with Enafer, under Liquidation, arising from the Loan Agreement signed on January 17, 1996 and the loan approved by Board of Directors’ Resolution No. 4-98/29/FONAFE, respectively. Proinversión shall conduct such transfer for free and Fonafe will do so by charging future transfers it will make to the Treasury.

Once the suspensive condition mentioned in the first paragraph has been fulfilled, the Ministry of Economy and Finance shall become obligated to the whole debt that the Ministry of Transport and Communications has with Enafer, under Liquidation.

Within ninety business days from the coming into force of this Law, Enafer, under Liquidation, Proinversión and Fonafe, shall forward the corresponding settlement statements to the Ministry of Economy and Finance.

Let the tradeoff between the obligations to be transferred by the Ministry of Transport and Communications to the Ministry of Economy and Finance, as provided in the preceding paragraphs and the aforementioned debts by Enafer, under Liquidation, with Proinversión and Fonafe transferred to the Ministry of Economy and Finance.

The balance of obligations transferred to the Ministry of Economy and Finance exceeding the amount subject matter of the above tradeoff, shall be assumed by the said Ministry through the General Directorate of Indebtedness and Treasury, under the terms to be agreed with the creditor entity.

SIX: Let the National Fund for Financing State Enterprise Activity (Fonafe) acknowledge the extinguishment of the debt under the Ministry of Health resulting from the transfer of obligations set forth in Supreme Decree No. 188-2007-EF, which has been transferred to Fonafe by Empresa Regional del Servicio Público de Electricidad - Electrolima, under Liquidation, as a remainder of the corporate asset.

Empower the Ministry of Economy and Finance and Fonafe to make the accounting adjustments required to implement the provisions of the first paragraph.

SEVEN: Within sixty days from the effective date of this law, by Supreme Decree countersigned by the Minister of the Economy and Finance, under liability, the Sole Ordered Text of Law No. 28563, General Law for the National System of Indebtedness and amendments thereof will be passed, as well as the Sole Ordered Text of Law No. 28693, General Law of the National Treasury System and amendments thereof, thus all amendments made to such general laws will be taken into account, including those contained hereof.

EIGHT: It is established that any mention to the National Directorate of Public Indebtedness and the National Treasury Directorate made in Law No. 28563, General Law for the National System of Indebtedness and amendments thereof; in Law No. 28693, General Law of the National Treasury System and amendments thereof; in Law No. 28112, Framework Law for Financial Administration of the Public Sector, and its amendments; and in any other legal provision, shall refer to the General Directorate of Indebtedness and Public Treasury.

NINE: Authorize the Executive so that, by Supreme Decree, with the approval of the Council of Ministers, countersigned by the Prime Minister and by the Minister of Economy and Finance, may approve the budget incorporation in the Ministry of Economy and Finance’s allocation, up to the amount of US$ 30 000 000.00 (THIRTY MILLION AMERICAN DOLLARS ONLY), originating from the foreign indebtedness operation to be carried out by the Ministry of Economy and Finance and the Inter-American Development Bank, to finance the project “Improvement of Territorial Public Investment Management”, which objective is to have adequate public investment, especially at the Regional Governments in the countries’ poorest areas, following the poverty order of set forth by the INEI.

TEN: This Law shall come into force on January 1, 2012.

SUPPLEMENTARY TEMPORARY PROVISIONS

ONE: Approve the foreign bonds issue, which may be performed by the National Government in one or more placements, up to the amount of US$ 900,000,000.00 (NINE HUNDRED MILLION AMERICAN DOLLARS ONLY) forming part of the indebtedness operations referred to in Article 4, paragraph 4.1, subsection b) of this Law, intended to support the Balance of Payments. Through a Supreme Decree countersigned by the Minister of Economy and Finance, will be determined the amounts to be issued and posted, general conditions of the respective bonds, the appointment of the investment bank or banks providing structuring and placement services, and the designation of the entities that provide supplementary services, among other aspects, for the implementation of the foreign bond issues.

In the event that the conditions set out in Paragraph 20.5 of Article 20 of the General Law, let the foreign or domestic bonds issue which may be performed by the National Government in one or more placements, in order to pre-finance the requirements of the following fiscal period contemplated in the Multiyear Macroeconomic Framework, be approved. This foreign or domestic issue is also subject to the provisions of the preceding paragraph.

The Ministry of Economy and Finance reports to Congress of the Republic on the operations referred to in paragraphs one and two within forty-five (45) business days following the completion of each placement or operation.

TWO: Available Public Treasury resources shall be the remaining parts of resources originating from the placement of the sovereign bonds referred to in Urgency Decree No. 040-2009 and amendments, resulting from the full execution of investment projects which financing was to be made with such funds.

The remaining resources referred to in the first paragraph shall be used, with priority, for sanitation, agriculture, education and health in the poorest departments, reporting such actions to the Budget and General Account Commission of Congress of the Republic.

SUPPLEMENTARY AMENDING PROVISIONS

ONE: Article 23 of the General Law is hereby amended by the following text:

“Article 23: Bond issue in foreign and domestic markets

Indebtedness operations in the form of bond issues and the placement of bonds, securities and obligations establishing foreign and internal loans approved in accordance with the provisions of this Law, shall be called “empréstitos”.

The bond issue (empréstito) may be placed in one or more tranches, for the respective fiscal year. In the case of domestic bond issue used to finance investment projects, loans may be made in one or more fiscal years.”

TWO: Incorporate the Twenty-One Supplementary Temporary Provision to the General Law, which reads as follows:

“TWENTY-ONE: The General Directorate for Indebtedness and Public Treasury of the Ministry of Economy and Finance is hereby authorized to reimburse any expenses and costs incurred by Banco de la Nación in the undertaking of the defense of the Republic of Perú in any legal proceedings filed with respect to the foreign debt operation approved by Legislative Decree No. 463.

In addition, the General Directorate for Indebtedness and Public Treasury meets the legal costs and expenses related to specialized legal counsel for the defense of the Republic of Peru, which may be required by the ad hoc Public Prosecutor appointed under the Government’s Legal Defense System in the judicial proceedings filed in relation to the mentioned foreign indebtedness operation.

The Ministry of Justice should ensure that the respective procurement procedures prescribed by the regulations on the matter as applicable are taken, and it must submit to the General Directorate for Indebtedness and Public Treasury, documents to substantiate the above-mentioned expenses and court costs. Such authorizations shall be in place until the completion of the respective proceedings.

THREE: Incorporate the Twenty-Two Supplementary Temporary Provision to the General Law, which reads as follows:

“TWENTY-TWO: In addition to the provisions set forth by the legislation regarding mining royalties, Camisea Economic and Social Development Fund (Focam), Regional Compensation Fund (Foncor), canon, over-canon and customs revenue and the annual laws of the public sector budget, the regional governments and local governments are hereby authorized to use such resources, as the case may be, as follows:

a)	To satisfy the service of the debt deriving from any indebtedness operations entered into by the said governments with or without the guarantee of the National Government; or which the National Government has agreed and transferred by a Resources Transfer Agreement for the financing of public investment projects.

b)	To reimburse the National Government for the execution of the guarantee thereof granted in support of the commitments agreed by the regional governments and local governments within the framework of promotion processes for the private investment and concessions.

In the event that any payments referred to in the subsections a) and b) are carried out through a trust, such resources may be also used to finance any administrative expenses deriving from the constitution of the relevant trust.”

FOUR: Incorporate the Twenty-Three Supplementary Temporary Provision to the General Law, which reads as follows:

“TWENTY-THREE: The Executive Branch is hereby authorized, so that, temporarily and by exception, through Supreme Decree countersigned by the Prime Minister and by the Minister of the Economy and Finance, it will authorize the General Directorate of Indebtedness and Public Treasury to look after the service of the public debt approved in the annual laws of the Republic’s Budget, charging the funds to be managed and registered, in cases of gaps with respect to the occasion expected for the receipt or collection of the funds scheduled in the National Government’s budgeted cash, resulting from public indebtedness operations. Such amounts must be automatically and immediately restored to the corresponding source, interest-free, after having received or collected the said scheduled funds.

In addition, the authorization referred to in the first paragraph is also applicable whenever market conditions are not favorable for government to obtain the total or partial financing expected for the implementation of any debt management operations approved within the framework of this General Law.”

FIVE: Amend subsections c), d) and p) of Article 6 of Law No. 28693, General Law of the National Treasury System and amendments thereof, which text reads as follows:

“Article 6: Powers of the National Directorate of Public Treasury

(…)

c)	Prepare the National Government’s cash budget, identifying the deficit or surplus compatible with the cash levels required for an adequate execution of the Public Sector’s budget.

d)	Carry out all types of Treasury operations and movement of funds being managed and necessary for the execution of the cash budget, whether stated in domestic currency or foreign currency.

(…)

p)	Carry out, within the framework of the State’s Treasury management, all types of financial operations that will contribute to the development of the securities market, including the repurchase and resale of notes and bonds already issued by the National Government and all types of repo transactions with respect to such securities, prior coordination with the Peruvian Central Reserve Bank (BCRP). Additionally, within the framework of the guidelines set forth by ministerial resolution, it may conduct other operations using other financial instruments, whether basic or derivatives, which may be offered in the financial markets.”

SIX: Incorporate subsections q) and r) to Article 6 of Law No. 28693, General Law of the National Treasury System and amendments thereof, with the following text:

“Article 6: Powers of the National Directorate of Public Treasury

(…)

q)	Carry out, within the framework of the State Treasury management, all types of financial operations, using financial instruments, whether basic or derivatives, in order to configure, preserve and obtain profits from a secondary liquidity reserve to face situations involving financial instability affecting the liquidity of ordinary resources for the execution of the cash budget or the liquidity of the securities markets or of the loan markets where it usually gathers funds. These operations are carried out prior coordination with the Peruvian Central Reserve Bank (BCRP).

r)	Establish policies and criteria for the management of funds of non-financial companies included within the ambit of the National Fund for Financing State Enterprise Activity - Fonafe and other entities belonging to the public sector, conducted through all types of deposits and investments in financial assets, within the framework of global asset and liability management.”

SEVEN: Amend paragraph 35.2 of Article 35 of Law No. 28693, General Law of the National Treasury System and amendments thereof, which text reads as follows:

“Article 35: Treasury Evaluation

(…)

35.2	Treasury evaluation includes the results of the financial execution of income and expenses managed by executing units and entities. Furthermore, it takes into account information corresponding to financial and Treasury operations performed by the General Directorate and Indebtedness and Public Treasury in application of the powers conferred by this law.”

EIGHT: Incorporate as part of the Cash Committee created pursuant to Article 16 of Law No. 25303, Annual Law of the Public Sector’s Budget for 1991, to General Director of the General Directorate of Indebtedness and Public Treasury of the Ministry of the Economy and Finance.

SUPPLEMENTARY DEROGATORY PROVISIONS

ONE: Derogate paragraph 37.4 of Article 37 of Law No. 28563, General Law of Indebtedness and amendments thereof.

TWO: Derogate subsection i) of Article 6 of Law No. 28693, General Law of the National Treasury System and transfer the management, acquisition, custody and collection of securities to the competent ministries.

THREE: Derogate Supreme Decree No. 040- 2001-EF, which set the guidelines for the investment of funds of the Public Sector’s entities in the financial system, and any supreme decrees opposing subsection r) of Article 6 of Law No. 28693, General Law of the National Treasury System and amendments thereof.

FOUR: Derogate the thirteenth complementary temporary provision of the General Law and Ministerial Resolution No. 594-2005-EF/10, which create the Committee for Scheduling of External Concertation of the Public Sector - COPEX, and its amendments.

Notify the President of the Republic for its promulgation.

In Lima on the thirtieth day of the month of November, year two thousand and eleven.

DANIEL ABUGATTAS MAJLUF

President of the Congress of the Republic

MANUEL ARTURO MERINO DE LAMA

First Vice-President of the Congress of the Republic

THE CONSTITUTIONAL PRESIDENT OF THE REPUBLIC

NOW THEREFORE:

I order its publication and execution.

Given in the Government House in Lima on the eighth day of the month of December, year two thousand and eleven.

OLLANTA HUMALA TASSO

Constitutional President of the Republic

SALOMÓN LERNER GHITIS

President of the Council of Ministers

57763/12

464784	Lima, Monday, April 23, 2012

LEGAL ENACTMENTS

LEGISLATIVE BRANCH

LAW No. 29855

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic

has passed the following Law:

THE CONGRESS OF THE REPUBLIC;

Has passed the following Law:

LAW OF RECOMPOSITION OF THE INDEBTEDNESS AMOUNTS SET

FORTH IN ARTICLE 4 OF LAW 29814,

PUBLIC SECTOR INDEBTEDNESS LAW FOR

2012 FISCAL YEAR

Single Article: Recomposition ofindebtedness amounts set forth in Article 4 ofLaw 29814, Public Sector Indebtedness Law for 2012 fiscal year.

Paragraphs 4.1 and 4.2 of Article 4 ofLaw 29814, Public Sector Indebtedness for 2012 fiscal yearare hereby amended to the effect of reforming the internal structure thereof, same which shall be worded as follows:

“4.1	The National Government is hereby authorized to agree foreign indebtedness operations for up to an amount equivalent to US$1,610,550,000.00 (ONE THOUSAND SIX HUNDRED AND TEN MILLION FIVE HUNDRED AND FIFTY THOUSAND AMERICAN DOLLARS ONLY) for:

c)	Economic and social sectors up to US$1,000,000,000.00 (ONE BILLION AMERICAN DOLLARS ONLY).

d)	Support to balance of payments up to US$610,550,000.00 SIX HUNDRED AND TEN MILLION FIVE HUNDRED AND FIFTY THOUSAND AMERICAN DOLLARS ONLY).

4.2	The National Government is hereby authorized to agree domestic indebtedness operations for up to an amount not exceeding S/.4,336,755,000.00 (FOUR THOUSAND THREE HUNDRED AND THIRTY-SIX MILLION SEVEN HUNDRED AND FIFTY-FIVE THOUSAND 00100 NUEVOS SOLES), as follows:

d)	Economic and social sectors up to S/. 506,000,000.00 (FIVE HUNDRED AND SIX MILLION 00/100 NUEVOS SOLES).

e)	Support to balance of payments up to S/.2,354,175,000.00 (TWO THOUSAND THREE HUNDRED AND FIFTY-FOUR MILLION ONE HUNDRED AND SEVENTY-FIVE THOUSAND 00/100 NUEVOS SOLES).

f)	National Defense up to S/.1,375,000,000.00 (ONE THOUSAND THREE HUNDRED AND SEVENTY-FIVE MILLION 00/100 NUEVOS SOLES).

g)	ONP Bonds up to S/.101,580,000.00 (ONE HUNDRED AND ONE MILLION FIVE HUNDRED AND EIGHTY THOUSAND 00/100 NUEVOS SOLES).”

FINAL SUPPLEMENTARY PROVISION

SINGLE PROVISION: Authorization is hereby given to Section026 -Ministry of Defense to incorporate into its institutional budget, in the respective fiscal years, any resources originating from the domestic indebtedness operation to be entered into with Banco de la Nación, aimed at financing acquisitions within the framework of National Security in the Source of Resources Financing for Official Credit Operations. Such incorporation is authorized by Supreme Decree with the approval of the Council of Ministers, on the proposal of Ministry of Defense, and countersigned by the Minister of Defense and the Minister of Economy and Finance.

Section 026 -Ministry of Defensegrants with charge to the credit agreement formalizing the domestic indebtedness operation, the certification referred to in Article 18 of Supreme Decree 184-2008-EF, Regulations of Legislative Decree 1017 approving the Law of State Contracts.

SUPPLEMENTARY DEROGATORY PROVISION

SINGLE PROVISION: Any legal regulations opposing the provisions set forth in this Law or limiting the application thereof, are hereby derogated or suspended.

Notify the President of the Republic for its promulgation.

In Lima on the twelfth day of the month of April, year two thousand and twelve.

DANIEL ABUGATTAS MAJLUF

President of the Congress of the Republic

YEHUDE SIMON MUNARO

Second Vice-President of the Congress of the Republic

THE CONSTITUTIONAL PRESIDENT OF THE REPUBLIC

NOW THEREFORE:

I order its publication and execution.

Given in the Government House in Lima on the twenty-second day of the month of April, year two thousand and twelve.

OLLANTA HUMALA TASSO

Constitutional President of the Republic

OSCAR VALDÉS DANCUART

President of the Council of Ministers

779954-7